EXHIBIT 10.9

Mid-America Apartment Communities, Inc.
Mid-America Apartments, L.P.






Revolving Credit Agreement
(Amended and Restated)





                             AmSouth Bank
                                Administrative Agent






                                             March 16, 1998




Contents

I.   LOAN TERMS                                                1
          1.1.    The Loans                                    1
          1.2.    Borrowings                                   2
          1.3.    Commitments                                  2
          1.4.    Notes                                        2
          1.5.    Maximum amounts of Loans and Borrowings      2
          1.6.    Minimum Borrowing size                       2
          1.7.    Swing Line Facility                          2
          1.8.    Letters of Credit                            4
          1.9.    Drafts under a Letter of Credit              5
          1.10.   Maturity of Loans                            5
          1.11.   Fees                                         5
          1.12.   Interest Periods                             7
          1.13.   Interest                                     7
          1.14.   Maximum Eurodollar Borrowings                8
          1.15.   Borrowers' termination of Borrowing Rights   8
          1.16.   Voluntary and Mandatory Prepayments          8
          1.17.   Payments generally                          10
          1.18.   Funding losses                              11
          1.19.   Pro-rata treatment                          11
          1.20.   Whole dollars                               12

II.  BORROWINGS AND CONVERSION PROCEDURES                     12
          2.1.    Borrowing Notices                           12
          2.2.    Funding of Loans                            12
          2.3.    Lender's failure to fund                    13
          2.4.    Conversions                                 13
          2.5.    Defective notices                           14
III. CONDITIONS                                               15
          3.1.    Conditions to effectiveness
                  of this Agreement                           15
          3.2.    Conditions to Borrowings                    16
          3.3.    Conditions to Maintaining Loans             17
          3.4.    Conditions to Release
                  of Mortgaged Property                       18
          3.5.    Conditions to Addition of Property          19

IV.  Representations and warranties                           21
          4.1.    Corporate existence and power               21
          4.2.    Corporate, partnership and governmental
                  authorization; non-contravention            22
          4.3.    Binding effect                              22
          4.4.    Financial information                       22
          4.5.    No material adverse change                  22
          4.6.    Litigation                                  22
          4.7.    Taxes                                       23
          4.8.    Compliance with ERISA                       23
          4.9.    Not an investment company
                  or public utility holding company           23
          4.10.   Margin Regulations                          23
          4.11.   Title to assets                             23
          4.12.   Contracts or restrictions affecting
                  Borrowers                                   24
          4.13.   No default                                  24
          4.14.   Patents and Trademarks                      24
          4.15.   Hazardous Substances                        24
          4.16.   Real Estate Investment Trust                24
          4.17.   Subsidiaries                                24

V.   Affirmative Covenants                                    25
          5.1.    Financial information                       25
          5.2.    Maintenance of property;insurance           26
          5.3.    Compliance with laws                        27
          5.4.    Books and records; payment of Taxes         27
          5.5.    Notice of Defaults                          28
          5.6.    ERISA events                                28
          5.7.    Use of proceeds                             28
          5.8.    Maintenance of existence; merger;
                  sale of assets                              28
          5.9.    Right of inspection                         29
          5.10.   Environmental laws                          29
          5.11.   Notice of adverse change in assets          29
          5.12.   Indemnification                             29
          5.13.   Qualification as a Real Estate Investment
                  Investment Trust                            31
          5.14.   Ownership of Subsidiaries                   31

VI.  Negative Covenants of Borrowers                          31
          6.1.    Liens                                       31
          6.2.    Sale of Assets                              32
          6.3.    Accounts Receivable from Related Persons    32
          6.4.    Loans to Officers and Employees             32
          6.5.    Trademarks and Trade Names                  32
          6.6.    Net Operating Loss                          33
          6.7.    Dividend Payout                             33
          6.8.    Other Financial Covenants                   33
          6.9.    Control                                     34
          6.10.   Subsidiary Ownership                        34
          6.11.   Subsidiary Debt                             34

VII. Default                                                  34
          7.1.    Events of Default                           34
          7.2.    Action on Default                           39
          7.3.    Notice of Default                           39

VIII. The Administrative Agent                                40
          8.1.    Appointment and authorization               40
          8.2.    Other conduct                               40
          8.3.    Scope of obligations                        40
          8.4.    Consultation with experts                   40
          8.5.    Liability of Administrative Agent           40
          8.6.    Indemnification                             41
          8.7.    Successor Administrative Agent              41
          8.8.    Fees                                        42

IX.  Change in circumstances                                  42
          9.1.    Eurocurrency Reserve Requirements           42
          9.2.    Increased cost or reduced return            42
          9.3.    LIBOR unavailable or inadequate             44
          9.4.    Illegal Loans                               45
          9.5.    Termination of suspension                   45
          9.6.    Taxes on payments                           45
          9.7.    Change of Office                            47
          9.8.    Replacement of Lender                       47

X.   Miscellaneous                                            48
          10.1.   Notices                                     48
          10.2.   No waivers; remedies cumulative;
                  integration; survival                       48
          10.3.   Expenses; documentary Taxes                 49
          10.4.   Indemnification                             49
          10.5.   Sharing of set-offs                         50
          10.6.   Amendments and waivers                      51
          10.7.   Successors and assigns                      51
          10.8.   Borrowers' liability                        54
          10.9.   No reliance on Margin Stock collateral      54
          10.10.  Credit decision                             54
          10.11.  Alabama law                                 54
          10.12.  Waiver of jury trial                        54
          10.13.  Venue of Actions                            55
          10.14.  Execution                                   55
          10.15.  Survival                                    55

XI.  Definitions and usages                                   55
          11.1.   Definitions                                 55
          11.2.   Accounting terms and determinations         67
          11.3.   Miscellaneous usages                        67

List of Schedules                                             68

List of Exhibits                                              69









                Revolving Credit Agreement




           This Revolving Credit Agreement is dated as of March 16, 1998 (this "Agreement") among
     Mid-America Apartment Communities, Inc. ("MAAC"), Mid-America Apartments, L.P. ("Mid-America"),
     the financial institutions listed on Schedule 1 as amended or supplemented from time to time (the "Lenders"), and
     AmSouth Bank, an Alabama banking corporation, as Administrative Agent for the Lenders, its successors  and  assigns  (in  such capacity, the
     "Administrative Agent").
           This Agreement is executed in amendment and
     restatement of that certain Revolving Credit Agreement among the Borrowers, the Administrative Agent and certain lenders, dated November 20, 1997.
           The parties, intending to be legally bound,
     severally agree
     as follows:
     I.   LOAN TERMS
     1.1. The Loans
     Each Lender shall make loans ("Loans") to MAAC and Mid-America, jointly and severally (each a
     "Borrower"  and  together  the "Borrowers").
     The  agreements of the Lenders to make Loans, are
     several and not joint.
     All  Loans  shall  be  made  on the terms,  and
     subject to the conditions, of this Agreement. The Borrowers may borrow, repay, prepay and reborrow under this Agreement from the Effective  Date until
     the  Termination  Date  of  the  Loans,  in  an
     aggregate principal amount not to exceed, at any one
     time outstanding,  the lesser of:
                  the    sum   of   Two   Hundred
          Million    Dollars ($200,000,000.00), or
                the  Borrowing Base reduced by (a) the
          amount  of  all outstanding  Letters  of  Credit
          and  (b)  the  amount   of outstanding Advances.



     1.2. Borrowings

                All  Loans to the Borrowers that have
          Interest Periods that begin on the same day and end on the same day shall constitute a single borrowing ("Borrowing").

     1.3. Commitments

                A Lender's Commitment as of the date of
          this Agreement is the amount shown opposite its name on Schedule 1; a Lender's Commitment may be subsequently reduced pursuant to this Agreement or increased pursuant to a permitted assignment. As of the date of this Agreement, the Aggregate Commitment is
          $200,000,000.00.

     1.4. Notes

               The Loans shall be evidenced by promissory
          notes of the Borrowers,  payable  to the order
          of  each  Lender,  in  the principal amount of
          their respective Proportionate Share  of the
          Aggregate Commitment, and in the form
          substantially the same  as  the copy of the Note
          attached hereto as Exhibit  A (the  "Notes").
          The Notes, in addition to  evidencing  new
          indebtedness,  also  amend, restate, renew  and
          consolidate certain   notes  related  to  the
          Mortgaged  Property,   as explained on Exhibit I
          attached hereto.

          1.5. Maximum amounts of Loans and Borrowings
                     (a)   No  Lender shall make Loans in
               an aggregate unpaid  principal  amount
               that  exceeds  the  Lender's Commitment.
               Each Borrowing shall consist of Loans made by the Lenders in proportion to their respective Commitments.
                     (b) No Loan shall be made to the Borrowers if, immediately following the making of the Loan, the aggregate unpaid principal amount of all Loans to the Borrowers would exceed the lesser of the Aggregate Commitment or the Borrowing Base.
     1.6. Minimum Borrowing size
           Each Borrowing shall be in the principal amount of $2,000,000 or a larger integral multiple of $500,000.

     1.7. Swing Line Facility

                (a)   The "Swing Line Facility" is being extended
          under, and as a component of, the Aggregate Commitment, and shall be advanced and readvanced by the Administrative Agent to the Borrowers in accordance with the provisions of this Agreement hereinafter set forth, and shall be evidenced by, and payable, together with interest thereon, in accordance with the provisions of, the Swing Line Facility Note. The Borrowers expressly acknowledge and agree that:

                          1.    the Administrative Agent directly
               assumes the obligation to fund, and shall have the sole obligation to fund, 100% of each Advance of the Swing Line Facility which is made, or required to be made, in accordance with the provisions of this Agreement, and

                          2.    the Borrowers shall not have  the
               right under any fact or circumstance to look to any other party, including, without limitation, any other Lender, for the funding of all or any portion of the Swing Line Facility which is required to be made in accordance with the provisions of this Agreement if the Administrative Agent shall default in doing so, all risk of such default being assumed in all respects by the Borrowers.

                (b) Subject to satisfaction of the applicable general terms and conditions set forth in this Agreement, Advances under the Swing Line Facility will be available on any day the Administrative Agent is open for business and on the same day notice is given by the Borrowers to the Administrative Agent, provided that any such request by the Borrowers for an Advance under the Swing Line Facility is received by the Administrative Agent prior to 1:00 P.M., Birmingham time, on the date such Advance is requested. The outstanding principal balance under the Swing Line Facility may be prepaid, in whole or in part and at any time, without prior notice to the Administrative Agent and without payment of penalty or premium. Notice of prepayments under the Swing Line Facility must be received by the Administrative Agent prior to 1:00 P.M., Birmingham time, and payment received by the close of business on the day of notice for the Borrowers to receive credit for such prepayment that day. With respect to an Advance under the Swing Line Facility in excess of $750,000, the Borrowers shall submit to the Administrative Agent a detailed request for the Advance in the form attached hereto as Exhibit
          B. For an Advance of $750,000 or less under the Swing Line Facility, the Borrowers shall submit to the Administrative Agent a written memo requesting such Advance. Notwithstanding anything to the contrary contained herein, all controlled advances and payments automatically generated by the Administrative Agent's cash management system shall not require any of the above notices from the Borrowers. The Borrowers shall notify the Administrative Agent in writing of the responsible officer, who shall be either the chief financial officer, the chief executive officer, the chief operating officer, or the treasurer (the "Responsible Officer") authorized to request Advances under the Swing Line Facility on behalf of the Borrowers.

                (c) Upon request of the Administrative Agent, each of the other Lenders shall within 24 hours of such request fund their Proportionate Share in each Advance under the Swing Line; however, the failure of any such Lender to fund their Proportionate Share of each Advance under the Swing Line Facility shall not relieve the Administrative Agent from its obligation under subparagraph 1.7(a) above to fund the entire Advance.
1.8. Letters of Credit
           The Letter of Credit Facility is being extended under, and as a component of, the Aggregate Commitment. The Borrowers shall have the right, from time to time, to request the Administrative Agent to issue one or more unconditional and irrevocable letters of credit for its account or a Subsidiary's (each a "Letter of Credit"). The Borrowers, the Lenders and the Administrative Agent acknowledge and agree that the Existing Letters of Credit previously issued by the Administrative Agent for the account of MAAC shall each constitute a Letter of Credit hereunder for all purposes. Any request by the Borrowers for a Letter of Credit shall be subject to the terms and conditions of this paragraph hereinafter set forth:

                (a) Each request for the issuance of a Letter of Credit shall be in writing, shall state the requested date of issuance of the Letter(s) of Credit (which shall be at least five (5) Business Days after the request is received by the Administrative Agent), shall state the requested amount of the Letter(s) of Credit and the purposes for which the Letter(s) of Credit are requested, shall indicate both the account party and the beneficiary of the Letter(s) of Credit, and shall specify the terms of the Letter(s) of Credit (which terms shall be reasonably satisfactory to the Administrative Agent).

                (b)   The  aggregate amount of Letters of  Credit
          outstanding   at   any  one  time  shall   not   exceed
          $60,000,000.

               (c) At no time during the term of the Loans shall there be more than twenty (20) Letters of Credit in the aggregate outstanding, unless otherwise agreed to by Administrative Agent in its sole discretion.

                (d) No Letter of Credit shall have an expiration date beyond the Maturity Date.

               (e) The purpose of each Letter of Credit shall be to provide credit enhancement for tax exempt bond financing of the Borrowers or a Subsidiary or for such other purposes as may be acceptable to the Administrative Agent, which approval shall not be unreasonably withheld or delayed.

                (f)  The Administrative Agent shall have the sole
          obligation to issue Letter(s) of Credit under this Agreement, and Borrower shall not have the right under any fact or circumstance to look to any other party, including, without limitation, any other Lender, for the issuance of the Letter(s) of Credit if the Administrative Agent defaults in doing so, all such risk of default being assumed by the Borrowers.

                (g) Upon written request of a Lender, the Administrative Agent shall provide a copy of the Letter(s) of Credit to such Lender.

1.9. Drafts under a Letter of Credit

           Any draw honored by the Administrative Agent under a Letter of Credit shall constitute an automatic Advance at the Base Rate and shall be evidenced by and payable, together with interest thereon, in accordance with the provisions of the Notes. Upon request of the Administrative Agent, each of the other Lenders shall, not later than 24 hours after such request, fund their respective Proportionate Share in each such Advance which is made as a result of a draw under a Letter of Credit.

1.10. Maturity of Loans

           Subject  to  Section  7.2, (Action  on  Default),  and
     Section 1.15 (Borrowers' termination of Borrowing Rights), the unpaid principal amount of each Loan shall be due and payable on the Maturity Date.

            The  Borrowing  Rights  of  the  Borrowers  and   the
     obligation of the Lenders to extend Loans shall permanently terminate on the Termination Date.

1.11. Fees

               (a)  Letter of Credit Fees
                     The  annual fee for the issuance of a Letter
          of Credit shall be equal to one and one-quarter percent (1.25%) per annum multiplied by the face amount of such Letter of Credit; and any such fee shall be paid annually in advance for the entire period of time that such Letter of Credit is outstanding (the "Letter of
          Credit Fee"). One-eighth of one percent (.125%) of each Letter of Credit Fee shall be retained by the Administrative Agent for its sole account, and the remaining one and one-eighth percent (1.125%) shall be shared with the Lenders in accordance with their respective Proportionate Share. The Borrowers shall also pay to the Administrative Agent an administrative fee at the customary rate charged by the Administrative Agent for the issuance of letters of credit generally.
               (b)  Commitment Fee
                     The  Borrowers have agreed  to  pay  to  the
          Lenders a commitment fee (the "Commitment Fee") pursuant to a separate letter agreement among the Administrative Agent and the Borrowers. Such payment is being made in consideration of the agreement of the Lenders to make funds available to the Borrowers under the terms and provisions hereof from the Effective Date until the Termination Date. The Borrowers agree that this commitment fee is fair and reasonable, considering the condition of the money market, the creditworthiness of the Borrowers and the interest rate to be paid for the Loan.
               (c)  Facility Fee
                    The Borrowers shall pay an annual fee, due on
          the closing of the Loans and on November 24, 1998 (the "Facility Fee"). Such payment shall be made in consideration of the Lenders' agreement to make funds available to the Borrowers under the terms and provisions  hereof.  The Facility Fee  due  on  closing
          shall be payable pursuant to a separate letter agreement between the Administrative Agent and each Lender. The Facility Fee due on November 24, 1998, shall be payable to the Lenders in accordance with their respective Proportionate Share.

               (d)  Collateral Fee

                    The Borrowers shall pay to the Administrative Agent, for the sole benefit of the Administrative Agent, a fee of $3,500 for each Apartment Community submitted to the Administrative Agent for inclusion as a Mortgaged Property throughout the term of the Loans.

               (e)  Other Fees

                     The  Borrowers  shall pay the Administrative
          Agent such other fees as required by the Administrative Agent in a separate letter agreement between the Administrative Agent and the Borrowers.
1.12. Interest Periods
           Each Eurodollar Loan shall have an Interest Period of thirty (30) or sixty (60) days (the "Interest Period") as the Borrowers specify in the applicable Borrowing or Conversion Notice, except that:
                     an  Interest Period that would otherwise end
          on a day that is not a Business Day shall end on the following Business Day unless the following Business Day falls in another calendar month, in which case the Interest Period shall end on the preceding Business Day, and an  Interest Period that begins on the  last
          Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Interest Period) shall end on the last Business Day of a calendar month.
1.13. Interest
           For each Loan, the Borrowers may elect that such Loan accrue interest at either the Base Rate or the Eurodollar Rate.
                (a) Each Eurodollar Loan shall bear interest at the Eurodollar Rate on its unpaid principal amount from the first to the last day in its applicable Interest Period. Accrued interest shall be payable on Eurodollar Loans on the last day of the applicable Interest Period.

                (b) Each Base Rate Loan and each Loan evidenced by the Swing Line Facility Note shall bear interest at the Base Rate on its unpaid principal amount from the date such Loan is made until repaid. Accrued interest shall be payable on Base Rate Loans and Loans evidenced by the Swing Line Facility Note on the first day of each month.

                (c)   The  Borrowers shall pay on the  Conversion
          Date accrued interest on any Loan converted prior to the last day of its Interest Period.

                (d) Overdue principal of or interest on a Loan shall bear interest, payable on demand, from the first day the principal or interest is overdue until paid (after as well as before judgment) at a rate per annum equal to the sum of 2% plus the applicable interest rate on the particular Loan for each day.

                (e) Upon the successful completion, reasonably satisfactory to all of the Lenders, of MAAC's issuance or sale of common or preferred stock that produces net proceeds of no less than $90,000,000, the interest rates available hereunder shall be modified as follows:

                          1.   the Margin utilized in calculating
               the Eurodollar Rate shall equal one and one quarter percent (1.25%); and

                         2.   the Base Rate shall equal the Prime
               Rate minus .75%. The Borrowers may submit to the Lenders a written request for such continuation of, or reduction in, the Margin and the Base Rate, and shall deliver to the Lenders such information, reports and opinions with such request that the Lenders deem desirable or necessary.

                (f) The Administrative Agent shall determine the interest rates for all Loans and shall promptly notify the Borrowers and the Lenders of such interest rates. Such determinations shall be conclusive in the absence of manifest error.

1.14. Maximum Eurodollar Borrowings

           Notwithstanding anything to the contrary contained herein, there shall not be more than nine (9) Eurodollar
     Borrowings outstanding at any given time.

1.15. Borrowers' termination of Borrowing Rights

           The Borrowers may, upon at least three Business Days' notice to the Administrative Agent, permanently terminate their Borrowing Rights. If the Borrowers so terminate their Borrowing Rights, the unpaid principal amount of all Loans to the Borrowers with all accrued interest, and all fees, and funding losses, and other amounts owing by the Borrowers under this Agreement, shall be payable on the effective date of the termination. Additionally, the Borrowers shall cause all outstanding Letters of Credit to be surrendered to the Administrative Agent on such date of termination. The Administrative Agent shall promptly notify the Lenders of such termination of the Borrowers' Borrowing Rights.
1.16. Voluntary and Mandatory Prepayments
                (a) The Borrowers may prepay on any Business Day the unpaid principal amount of the Loans in a Borrowing in whole or in a part that is $2,000,000 or a larger integral multiple of $500,000.
                (b) In the event the aggregate outstanding balance of the Loans shall at any time exceed the Borrowing Base, the Borrowers shall immediately make a principal payment which will reduce the outstanding aggregate principal balance of the Loans to an amount not exceeding the Borrowing Base.
                (c)   (i)  If  a  Development Project  for  which
          Advances   have  been  made  in  accordance  with   the
          Borrowing Base has not become a Stabilized Property within one (1) year from the date Certificates of Occupancy have been issued for all buildings within the Development Project, the Advance Rate of such Development Project shall be reduced from 50% to 25%;
          (ii) if such Development Project has not become a Stabilized Property within 18 months of the date Certificates of Occupancy have been issued for all buildings within the Development Project, the Advance Rate shall be reduced to $0.00; and (iii) if Certificates of Occupancy for all buildings within the Development Project have not been issued within 24 months from the commencement of construction of such Development Project, the Advance Rate shall be reduced to $0.00; and then, in all such instances, a payment of principal shall immediately be due and payable in an amount sufficient to reduce the outstanding principal balance of the Loans to an amount not exceeding the Borrowing Base. Nothing in this subsection shall preclude the Borrowers from subsequently resubmitting a Development Project described in this subsection in accordance with Section 3.5 hereof.

               (d) A prepayment of principal must be accompanied by payment of accrued interest on the principal amount prepaid. Prepayments of Loans accruing interest at the Eurodollar Rate shall be subject to Section 1.18 (Funding losses).
                (e) In the event a Curative Measure is not substantially completed within ninety (90) days of the date the subject Mortgaged Property was added to the Borrowing Base, the Borrowers shall, within ten (10) days after notice from the Administrative Agent to Borrowers, make a prepayment of principal equal to the cost of such Curative Measure as set forth in the applicable Inspection Report, unless such Curative Measure is completed within such ten (10) day period.
                (f) If a Stabilized Property has been injured or damaged by fire or other casualty to the extent that twenty-five percent (25%) of the apartment units included in such Stabilized Property has been rendered uninhabitable, the Borrowing Base shall be immediately reduced, and the Loans repaid by the corresponding amount, in an amount equal to 60% of the Fair Market Value of such Stabilized Property immediately prior to such damage or injury; provided, however, that if the damaged Stabilized Property is insured in an amount sufficient to rebuild or restore such damage and if rental insurance is payable for the repair and reconstruction period, no reduction in the Borrowing Base will result hereunder. It is agreed that after such damaged Stabilized Property has been repaired to the Administrative Agent's satisfaction, the Borrowing Base shall be recalculated as of the date the Administrative Agent approved such repair, based on the then Fair Market Value.

Prepayment Notices

           The Borrowers shall notify the Administrative Agent of a prepayment, specifying the date of the prepayment and the amount of the Borrowings to be prepaid, at least two (2) Business Days before the date of prepayment.
            Upon receipt of a notice of prepayment, the Administrative Agent shall promptly notify each Lender of its contents and of the Lender's Proportionate Share of the prepayment.

1.17. Payments generally

                (a) The Borrowers shall make each payment of principal of and interest on its Borrowings and of fees hereunder by 11:00 a.m. on the date due, in immediately available funds in Birmingham, Alabama, to the
          Administrative Agent at its Notice Address. The Administrative Agent shall promptly distribute to each Lender its Proportionate Share of each such payment.

                (b) If a payment of principal, interest or fees is due on a day that is not a Business Day, the date for the payment shall be extended to the following Business Day, except that if the following Business Day falls in another calendar month, the date for the payment of a Loan shall be the preceding Business Day. If the date for a payment of principal is so extended, or is extended by operation of law or otherwise, interest on the payment shall be payable for the extended time.

                (c) All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

                (d) Entries in records maintained by a Lender in accordance with its usual practice evidencing the
          Borrowers' indebtedness to the Lender under this Agreement and under the Notes, including the amounts of Loans, applicable Interest Periods and payments of principal and interest, shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers to which the entries relate. A Lender's failure to maintain such records, or any error therein, shall not affect the Borrowers' obligations to repay the Loans in accordance with this Agreement.

1.18. Funding losses

          If

             - the Borrowers make a payment of principal of
               a Loan before the last day of the Interest Period for such Loan (including prepayment of Loans pursuant to Section 9.4 (Illegal Loans), or

             - the Borrowers fail to borrow or prepay or to
               convert a Loan after the Administrative Agent has notified any other Lender of the Borrowing, prepayment or Conversion, then the Borrowers shall reimburse each Lender on demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or Conversion or failure to borrow, prepay or convert, provided that the Lender has delivered to the Borrowers a certificate reasonably detailing the amount of the loss or expense, which certificate shall be conclusive in the absence of manifest error.

     1.19. Pro-rata treatment

               Except  as  otherwise  expressly  provided  in   this
               Agreement, or to the extent otherwise required due to a Lender's failure to fund,

               - each payment of a fee shall be allocated among the
               Lenders in their Proportionate Share for the relevant period,
               - each  payment  of principal of  a  Borrowing shall
               be   allocated  among  the  Lenders  in   their
               respective Proportionate Share of the unpaid principal amounts of their Loans included in the Borrowing, and
               - each payment of interest on a Borrowing shall
               be  allocated  among  the Lenders in  their  respective
               Proportionate  Share  of  the amounts  of  accrued  and
               unpaid   interest  on  their  Loans  included  in   the
               Borrowing.



     1.20. Whole dollars

                In computing the amounts of the Lenders' Loans to be included in a Borrowing, the Administrative Agent may round each Lender's Loan to the next higher or lower whole dollar amount.


II.  BORROWINGS AND CONVERSION PROCEDURES

     2.1. Borrowing Notices

                    (a) The Borrowers shall notify the Administrative Agent (a "Borrowing Notice") by 1:00 p.m., Birmingham time, on the third Business Day immediately preceding a Eurodollar Borrowing and by 1:00 p.m., Birmingham time, on the Business Day immediately preceding a Base Rate Borrowing.

                     (b) A Borrowing Notice shall be in substantially the form of Exhibit C and shall specify:

                               1.   the aggregate principal amount  of
                    the Borrowing,

                           2.     whether  the  Borrowing  is   a
               Eurodollar Loan or a Base Rate Loan,

                           3.     the  Interest  Period   for   a
               Eurodollar  Borrowing  (which  shall  not   extend
               beyond the Maturity Date),

                          4.    the  Borrowers'  account  at  the
               Administrative Agent to which the proceeds of the Borrowing are to be deposited, and

                          5.    whether the Borrowing  is  to  be
               utilized for a particular Development Project subject to a Mortgage.

2.2. Funding of Loans

           The Administrative Agent shall promptly notify each Lender of the contents of each Borrowing Notice and of the principal amount of the Lender's Loan to be included in the Borrowing.

           Not later than 12 p.m. on the day of a Borrowing, each Lender shall make available the full amount of its Loan to be included in the Borrowing, in immediately available funds in Birmingham, to the Administrative Agent at its Notice Address.

           Unless the Administrative Agent determines that an applicable condition specified in Section 3 has not been satisfied, the Administrative Agent shall make the funds received from the Lenders pursuant to this Section 2.2 available to the Borrowers at the Administrative Agent's Notice Address by 2 p.m. on such day for a Borrowing.

2.3. Lender's failure to fund

           Unless a Lender notifies the Administrative Agent before the date of a Borrowing (whether for a Eurodollar Borrowing, a draw under a Letter of Credit or any other Borrowing available hereunder) that the Lender will not make available to the Administrative Agent the full amount of its Loan to be included in the Borrowing, the Administrative Agent may assume that the Lender's Loan will be made available to the Administrative Agent on the day of the Borrowing and may, in reliance on that assumption, make the full amount of the Loan available to the Borrowers.

           If the Administrative Agent makes the full amount of a Lender's Loan available to the Borrowers, and the Lender does not make available to the Administrative Agent some or all of the Loan (the "Unfunded Amount") by the date of the Borrowing, then the Lender shall pay the Administrative Agent on demand interest at the Federal Funds Rate on the Unfunded Amount from the date of the Borrowing until the Lender makes the Unfunded Amount available to the
       Administrative Agent or the Borrowers repay the Loan.

           If a Lender does not make the full amount of its Loan included in a Borrowing available to the Administrative Agent by the third Business Day after the date of the Borrowing, the Borrowers shall, promptly on the Administrative Agent's demand, repay the full amount of such Loan to the Administrative Agent, together with accrued interest at the interest rate for the Loans comprising the Borrowing.
           Nothing in this Section 2.3 shall relieve a Lender of the obligation to make the full amount of its Loans available to the Administrative Agent.

2.4. Conversions

          The Borrowers may at any time at the end of an Interest Period, if they are not in Default, convert the Loans bearing interest at the Eurodollar Rate into new Loans for an additional Interest Period (a "Conversion"). A Conversion shall convert each Loan in a Borrowing in the same proportion. Since each Loan in a Borrowing shall be converted in the same proportions, Conversion shall refer equally to Conversion of Loans and Conversion of Borrowings.

           A Borrower may initiate a Conversion by notifying the Administrative Agent (a "Conversion Notice") not later than
     1:00  p.m.  on the third Business Day before the  Conversion
     Date.

           The Administrative Agent shall promptly notify each Lender of the contents of each Conversion Notice and of the Lender's Loans that will result from the Conversion.

           A Conversion Notice shall be in substantially the form of Exhibit D and shall:

        - state the Conversion Date,

        - identify each then outstanding Borrowing that is to be converted,
        - state the aggregate unpaid principal amount of the Loans in such outstanding Borrowings, and
        - state  the  principal  amount  and  Interest
          Period  (which  shall  not extend beyond  the  Maturity
          Date)  of  each  Borrowing into which such  outstanding
          Borrowings are to be converted.

           Each Borrowing resulting from a Conversion must, as to amount and Interest Period, conform to the requirements for a Borrowing comprised of Loans made on such date (as if the Loans to be converted had been prepaid, and the new Loans made, on the Conversion Date), and a Conversion Notice shall be effective solely as to the resulting Borrowings that do so conform. If a Conversion Notice purports to or is effective to convert only part of the Borrowings specified in the Conversion Notice, the remaining parts of such Borrowings shall on the Conversion date automatically be converted into a single Base Rate Borrowing. The Borrowers shall be liable to the Lenders for any funding losses in accordance with Section 1.18 on any portion of a Borrowing not converted.

           A  Conversion of a Loan must satisfy the conditions in
     Section 3.2 for the making of a Loan.

           If part or all of a Loan is not otherwise converted by the last day of its Interest Period, it shall automatically be converted on the last day of its Interest Period into a Base Rate Loan.

2.5. Defective notices

               The Administrative Agent shall promptly notify a Lender or the Borrowers if the Administrative Agent believes that a notice or other document given to the Administrative Agent by a party under Section 1 or this Section 2 fails to conform to the requirements of such Section.

III. CONDITIONS

     3.1. Conditions to effectiveness of this Agreement

                 This  Agreement  shall  become  effective  when   the
          Administrative Agent has received the following documents:


                         -for each party to the Agreement, an original
               or  telecopied counterpart of this Agreement signed  by
               all parties;
                         -an  original Note executed to the  order  of
               each Lender, in the principal amount of such Lender's Commitment and evidencing such Lender's Loans;
                         - the  original  Mortgages  upon  the  Initial
               Properties identified in Schedule 2;
                          - a  Subsidiary  Guaranty  executed  by  each
               Subsidiary   executing  a  Mortgage  on   the   Initial
               Properties;

                          - title   insurance   policies,   appraisals,
               evidence  of appropriate zoning, environmental reports,
               surveys,   evidence  of  insurance   and   such   other
               information as the Administrative Agent may request for each and all of the Initial Properties;

                         - opinions  of  counsel  satisfactory  to  the
               Administrative   Agent  to  each  of   the   Borrowers,
               substantially in the form of Exhibit E;

                         - a  certificate of a senior officer  of  each
               Borrower that (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers contained in this Agreement are true on the date of this Agreement, substantially in the form of Exhibit J; and

                         - such  other  documents as the Administrative
               Agent   reasonably  requests  and  deems   satisfactory
               relating to each Borrower's and Subsidiary's existence, the corporate authority for and validity of this Agreement, the Mortgages, each Subsidiary Guaranty and any other relevant matter.

                The Administrative Agent shall promptly notify the Borrowers and the Lenders when this Agreement becomes effective, and such notice shall be conclusive and binding on all parties.





     3.2. Conditions to Borrowings

      The  obligation  of a Lender to make  a  Loan  to  the
Borrowers  as  part  of  a  Borrowing  is  subject  to   the
satisfaction of the following conditions:

               - this Agreement is effective;

               - the Administrative Agent receives a Borrowing
     Notice   conforming   to  the  requirements   of   this
     Agreement;
               -  immediately   after  the   Borrowing,   the
     aggregate unpaid principal amount of the Loans will not exceed the lesser of the Aggregate Commitment or the Borrowing Base;

               - each Borrower represents that no material adverse change in its financial condition or results of operations has occurred;

               - immediately before and after the Borrowing, no Default will have occurred and be continuing;

               - the representations and warranties of the Borrowers contained in this Agreement are true on and as of the date of the Borrowing with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date);

               - the Administrative Agent receives, with the Borrowing Notice, an update to the title policy for each Borrowing on a Development Project;

               - no mechanic's lien claim shall have been filed or asserted against any Mortgaged Property, which has not been "bonded off" such Mortgaged Property in accordance with applicable law;

                - all licenses, permits and approvals of governmental authorities required for the operation of the respective Mortgaged Properties shall have been obtained and are in full force and effect;

                - each   request  for  a  Borrowing   for   a
     Development Project shall be subject to the approval of the Administrative Agent and the Administrative Agent's construction consultant, which approval shall not be unreasonably withheld or delayed;

                - there   shall  have  occurred  no  material
     violation of any applicable laws, ordinances, rules  or
     regulations;   it  being  understood  that   a   single
     violation shall be deemed material if it involves by way of fees, fines, costs, expenses, curative work or other potential loss or expense to the Borrowers exceeding the sum of $100,000.00 or $500,000 in the aggregate for multiple violations;

                - there   shall  be  no  action,   suits   or
     proceedings pending, or to the Borrowers' knowledge, threatened against or affecting either Borrower, any Subsidiary or any Mortgaged Property, at law or in equity, or before any governmental agencies, which, if adversely determined, would substantially impair the ability of the Borrowers to pay their obligations as set forth herein or adversely affect the priority or security of a Mortgage; and

                - there shall have occurred no material adverse change in the financial condition of either Borrower or any Mortgaged Property.

           Each  Borrowing shall constitute a representation  and
     warranty  by  the  Borrowers  that,  on  the  date  of   the
     Borrowing, the conditions set forth in this Section 3.2 are satisfied.

3.3. Conditions to Maintaining Loans

                (a)   The  Administrative Agent  shall  have  the
          right, at any time and from time to time, to require the Borrowers to furnish to the Administrative Agent current financial information, Inspection Reports, and/or environmental studies of any one or more of the Mortgaged Properties if, in the unrestricted discretion of the Administrative Agent, such Mortgaged Properties shall have declined in value in any material amount or may be in violation of any applicable Environmental Laws. The Borrowers shall have the right to require the Administrative Agent to commission updated appraisals, and the Administrative Agent shall also have the right to require updated appraisals if required by law or banking regulations. Any such appraisals and environmental studies must be in form, content and conclusion satisfactory to the Administrative Agent, subject to the Administrative Agent's approval in all respects, and must be made by a qualified, licensed professional selected and commissioned by the Administrative Agent. If any such current financial information, updated appraisal or environmental study should reflect a decline in value, the Borrowing Base shall be reduced accordingly; and, if the then outstanding Loans should exceed the reduced Borrowing Base, the Borrowers shall be obligated immediately to reduce the Loans to an amount not exceeding the applicable reduced Borrowing Base. If any such appraisal or current financial information should reflect an increase in value, the applicable Borrowing Base shall be increased accordingly to the extent appropriate.

                (b) For each Development Project, the Borrower shall provide to the Administrative Agent a quarterly statement of occupancy, no later than the 15th day after the end of each quarter for the immediately preceding calendar quarter.

               (c) If any environmental study should reflect the necessity or desirability for action to be taken to prevent or cure the violation or prospective violation of applicable Environmental Laws, the Borrowers shall, at their sole cost and expense, immediately undertake such action and diligently prosecute same to conclusion.

                (d)  Although the Administrative Agent shall have
          the right to require as many appraisals and environmental surveys as it shall elect with respect to each Mortgaged Property, the Borrowers shall be obligated to pay for only one (1) appraisal and one (1) environmental survey, with respect to each Mortgaged Property during any one (1) consecutive twelve (12) month period. Any appraisals requested by the Borrowers pursuant to Section 3.3(a) shall be at Borrowers' sole expense and shall be excluded from consideration in determining whether the Borrowers are obligated to pay the costs of additional appraisals required by the Administrative Agent. Any initial appraisals and environmental studies furnished to the Administrative Agent in connection with each Mortgaged Property shall also be excluded from consideration in determining whether Borrowers are obligated to pay the cost of additional appraisals or environmental studies for any such Property.

3.4. Conditions to Release of Mortgaged Property

                (a) The privilege is given and reserved so that the Borrowers may obtain the release of a Mortgaged Property from the lien of a Mortgage upon payment to the Administrative Agent, for application upon the Loan, a principal amount equal to the amount of the applicable Advance Rate for such Mortgaged Property, together with all interest accrued upon such amount, and all out-of-pocket expenses and advances then due and owing to the Administrative Agent in connection with the Loans.
                (b) The release privilege herein granted is conditioned upon (1) there being no Default existing
          (a) at the time any such release is requested, or (b) on the date the release is to be delivered, (2) the release not causing a Default, and (3) continued compliance with the Borrowing Base upon the release of the subject Mortgaged Property.
                (c) Any Apartment Community remaining subject to a Mortgage shall not be dependent on the Mortgaged Property being released for access, utilities, amenities or any other matter.

                (d) Any such requested release shall be made at the sole cost and expense of the Borrowers.

3.5. Conditions to Addition of Property

           The Borrowers shall be entitled to offer Apartment Communities which, if approved by Two-Thirds of the Lenders, shall, upon satisfaction of the following conditions, then be deemed to constitute Mortgaged Properties and available for use in determining the Borrowing Base:

                (a) For Apartment Communities to be added to the Borrowing Base as either a Stabilized Property or a Development Project, the Borrower shall deliver to the Administrative Agent the following, all in form and content satisfactory to the Administrative Agent:

                          1.    Evidence that the entity  holding
               title to the Apartment Community is either a Borrower or a Subsidiary;

                          2.   an environmental report or reports
               evidencing that the Apartment Community is in material compliance with all Environmental Laws, using the standard generally applied by sophisticated commercial lenders experienced in real estate financing;

                          3.    evidence of hazard and  liability
               insurance as required herein;

                          4.   evidence of compliance with current
                zoning regulations;

                          5.    a  current appraisal meeting  the
               guidelines of the Federal Institutions Reform, Recovery and Enforcement Act;

                          6.     a  Mortgage  granting  to   the
              Administrative Agent, for the benefit of the Lenders, a first lien on the subject Apartment Community or Development Project, together with a Subsidiary Guaranty if the owner of the applicable Apartment Community or Development Project is not a Borrower;

                           7.    an  opinion  of  local  counsel,
             opining that the owner of the Apartment Community or Development Project is qualified to do business in the state where the Apartment Community or
             Development  Project  is  located  and  that   the
             Mortgage is a valid and binding obligation of the owner, enforceable in accordance with its terms;

                            8.    a  title insurance policy in  the
             amount   of  the  Advance  Rate  of  a  Stabilized
             Property and in the amount of sixty percent  (60%)
             of the Project Budget for a Development Project, issued by a title insurance company acceptable to the Administrative Agent, insuring the priority lien of the Mortgage, subject only to exceptions approved by Two-Thirds of the Lenders;

                             9.   a current survey, certified to the
             Administrative Agent, which requirement shall be waived if the insuring title insurance company deletes the standard survey exception;

                           10.  an Inspection Report;

                           11.   for Florida Apartment Communities
             only, evidence that the Fair Market Value of the proposed Apartment Community, when added to the Fair Market Value of all the Florida Mortgaged Properties, does not exceed $110,000,000 in the aggregate; and

                           12.    additionally,  for  Development
             Projects only:
                    i)   the Project Budget;

                    ii)  plans and specifications;

                    iii) copies of all design and construction contracts;

                    iv)   copies of all  building permits;

                    v)   a written statement from the  Borrower  that
                           construction has either commenced or will
                           commence within thirty (30) days;
                    vi)   if  construction   has
                         commenced,  evidence  satisfactory   to   the
                         Administrative  Agent of the Work  Completed;
                         and

                    vii) evidence of availability
                         of all necessary utilities.

                 (b) For a Development Project to be converted to a Stabilized Property, the Borrower shall deliver to the Administrative Agent:

                               1.    All of the items described in (a)
                    above to the extent not already submitted, and, if previously submitted, up-dated if deemed necessary by the Administrative Agent;

                               2.    A  copy  of  the  Certificate  of
                    Occupancy  for  all  buildings  included  in   the
                    Development Project;

                                3.    Evidence  that  the  Development
                    Project has achieved and maintained an occupancy rate of at least 80% for at least the two immediately preceding calendar months;

                              4.   A current, as-built survey, showing
                    all improvements, and such other detail as shall be required by the Administrative Agent; and

                               5.    A  certificate of the  architect,
                    certifying that the Development Project has been completed in substantial accordance with the plans and specifications which had previously been delivered to, and approved by, the Administrative Agent.

IV.  Representations and warranties

     Each Borrower represents and warrants that:

     4.1. Corporate existence and power

                Mid-America is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Tennessee; it has the power and authority to own its properties and assets and is in good standing and duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary, including, without limitation, every jurisdiction in which an Apartment Community is offered to the Lenders as a Mortgaged Property.

               MAAC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee; it has the power and authority to own its properties and assets and is in good standing and duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary, including, without limitation, every jurisdiction in which an Apartment Community is offered to the Lenders as a Mortgaged Property.


      4.2. Corporate, partnership and governmental authorization; non contravention


          The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate or partnership, as the case may be, powers, have been duly authorized by all necessary corporate or partnership, as the case may be, action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws or partnership agreement of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower.

4.3. Binding effect

           This Agreement is a valid and binding agreement of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

4.4. Financial information

           The consolidated balance sheet of MAAC prepared as of the 30th day of September, 1997, together with any explanatory notes therein referred to and attached thereto, is correct and complete and fairly presents the financial condition of the Borrowers as of the date of said balance sheet. A copy of such balance sheet has been delivered to each Lender.

4.5. No material adverse change

           Since September 30, 1997, there has been no material adverse change in the financial position or results of operations of the Borrowers, considered as a whole.

4.6. Litigation

          There is no action, suit or proceeding pending against, or, to the knowledge of the Borrower, threatened against or affecting, the Borrower before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of an adverse decision that would materially adversely affect the business, financial position or results of operations of the Borrower or that in any manner draws into question the validity or enforceability of this Agreement.


4.7. Taxes

          The Borrower has filed all United States federal income tax returns and all other material tax returns that are required to be filed by it and has paid all Taxes then due pursuant to such returns or pursuant to any assessment received by the Borrower, except for Taxes contested in good faith by appropriate proceedings and as to which appropriate reserves in accordance with generally accepted accounting principles have been established. The charges, accruals and reserves on the books of the Borrower for Taxes are, in the Borrower's opinion, adequate.

4.8. Compliance with ERISA

           Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code for each Pension Plan and is in compliance in all material respects with ERISA and the Code, and has not incurred any liability to the PBGC or a Pension Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

4.9. Not an investment company or public utility holding company

           The Borrower is not an 'investment company' within the meaning of the Investment Company Act of 1940 or a 'holding company' within the meaning of the Public Utility Holding
     Company Act of 1935.

4.10. Margin regulations

           At no time will Margin Stock comprise more than 5% of the value of the assets of a Borrower.

4.11. Title to assets

           Each Borrower has good and marketable title to all its properties and assets reflected on the consolidated balance sheet referred to herein, except for (a) such assets shown on said balance sheet that have been disposed of since said date as no longer used or useful in the conduct of business,
     (b) inventory sold in the ordinary course of business and thereafter accounted for as accounts receivable or cash, (c) accounts receivable collected and property accounted for, and (d) items which have been amortized in accordance with GAAP applied on a consistent basis; and all such properties and assets are free and clear of Liens except as otherwise expressly permitted by the provisions hereof.


4.12. Contracts or restrictions affecting Borrowers

           Neither Borrower is a party to, nor subject to, any agreement or instrument, including, without limitation, any partnership agreement, partnership restrictions, voting trust or shareholders' agreement, materially and adversely affecting its business, Apartment Communities, or other assets, operations or condition (financial or otherwise).

4.13. No default

           Neither  Borrower  is in default in  the  performance,
     observance or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, which default (if not cured) would materially and adversely and substantially affect the financial condition, property or operations of such Borrower.

4.14. Patents and Trademarks

           Each Borrower possesses all necessary patents, service marks, trademarks, trade names, copyrights, and licenses necessary to the conduct of its business.

4.15. Hazardous Substances

           To the best of the Borrower's knowledge, (a) except strictly in compliance with all applicable Environmental Laws, no Hazardous Substances are located upon or have been stored, processed or disposed of on or released or discharged (including ground water contamination) from any Apartment Community owned or leased by either Borrower, and
          (b) no aboveground or underground storage tanks exist on any of the Apartment Communities. No private or governmental lien or judicial or administrative notice or action related to Hazardous Substances or other environmental matters has been filed against any Apartment Community.

4.16. Real Estate Investment Trust

                MAAC is qualified under the Code as a real estate investment trust.

4.17. Subsidiaries

                The Subsidiaries granting Mortgages on the Initial Properties are correctly identified on Schedule 4 attached hereto, and all are 100% owned, directly or indirectly, by either or both of the Borrowers.


V.   Affirmative Covenants

     Each Borrower agrees that:

          5.1. Financial information

                      (a)    The   Borrower  shall  deliver   to   the
               Administrative Agent for distribution to each Lender:

                         As soon as available, and in any event within
               one hundred five (105) days after the end of each fiscal year of MAAC, a consolidated unqualified audit as of the close of such fiscal year of MAAC, together with a consolidated unqualified audit report and opinion of an independent certified public accountant acceptable to the Administrative Agent, prepared in accordance with GAAP, showing the financial condition of MAAC as of the close of such year, which audit shall include, inter alia, consolidated financial results of both Borrowers and all Subsidiaries of each of them; and the results of operations during such year; and within fifty (50) days after the end of each fiscal quarter, consolidated financial statements similar to those mentioned above, not audited but certified by the Certifying Officer, such balance sheets to be as of the end of such fiscal quarter, and such statements of income and surplus to be for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case subject only to audit and year end adjustment. The certificate of the Certifying Officer shall state that:

                               1.    the attached financial statement,
                    together with any explanatory notes referred to and attached thereto, is correct and complete and fairly represents the financial condition of MAAC as of the date of the financial statement, and the results of its operations for the period ending on the date reflected in said financial statement,

                               2.    that such financial statement has
                    been prepared in accordance with GAAP applied on a consistent basis maintained throughout the period involved, and
                               3.    to  the  best of such  Certifying
                    Officer's knowledge, the Borrowers are not in Default under any of the terms and provisions of this Agreement, or, if the Borrowers are in Default, identifying with particularity each such Default;

                     (b) Contemporaneously with the distribution thereof to the Borrower's shareholders or the filing thereof  with  the Securities and Exchange  Commission,
     copies   of   all  statements,  notices  and   reports,
     specifically including reports on SEC Forms 10-K and 10Q;

           (c) In no event later than the 22nd day of each calendar quarter, but as of the last day of the immediately preceding calendar quarter, a Borrowing Base Certificate in the form attached hereto as Exhibit F
     together       with   a   compliance   certificate   in
     substantially  the form attached hereto as  Exhibit  J;
     and

          (d) promptly, such other financial information as may be reasonably requested by the Administrative Agent or a Lender.

5.2. Maintenance of property; insurance

                     (a)   The Borrower shall keep  all  its
          property useful and necessary in its business and all the Mortgaged Property, whether owned by a Borrower or a Subsidiary, in good working order and condition, ordinary wear and tear excepted.

                     (b)   The  Borrower at all times  shall
          maintain (or cause to be maintained) with respect to each Mortgaged Property in some company or companies (having a Best's rating of A:VIII or better, except for liability insurance maintained with respect to Properties located in Texas, which shall be maintained with a company or companies having a Best's rating of at least A-:VII) approved by the Administrative Agent:

                         -  Comprehensive  public   liability
          insurance  covering  claims  for  bodily   injury,
          death, and property damage, with minimum limits satisfactory to the Administrative Agent, but in any event not less than those amounts customarily
          maintained   by   companies   in   the   same   or
          substantially similar business;

                         -  Business  interruption  insurance
          and/or loss of rents insurance in a minimum amount specified by the Administrative Agent for each Mortgaged Property, and in any such event covering loss of rents for a minimum period of one (1) year;

                         -  Hazard  insurance  insuring  each
          Mortgaged Property against loss by fire (with extended coverage) and against such other hazards and perils (including but not limited to loss by earthquake, windstorm, hail, flood, explosion, riot, aircraft, smoke, vandalism, malicious mischief and vehicle damage) as the Administrative Agent, in its sole discretion, shall from time to time require, all such insurance to be issued in such form, with such deductible provision, and for such amount as shall be satisfactory to the Administrative Agent; and

                          - Such   other  insurance  as   the
               Administrative Agent may, from time to time, reasonably require by notice in writing to the Borrowers.

                          (c)  The Borrower shall not, nor permit
               any other Person to, cancel, terminate, or materially amend any of the insurance policies required by this Section 5 without giving at least thirty (30) days' prior written notice to the Administrative Agent. The Borrower will deliver (or cause to be delivered) to the Administrative Agent original or certified copies of the insurance policies, or satisfactory certificates of insurance, and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. At the option of the Borrower, the Borrower may maintain the insurance coverages required by this Section 5, pursuant to so-called "blanket insurance policies", in which event the
               Borrower  shall,  from  time  to  time,  upon  the
               Administrative Agent's request, furnish to the Administrative Agent certificates from the respective insurance companies (or their authorized agents) setting forth the types and amounts of insurance being maintained, any applicable deductible provisions, and such other information as the Administrative Agent may require (including, without limitation, the effective dates of any such insurance), together with copies of all such blanket insurance policies.

5.3. Compliance with laws

     The Borrower shall, and shall cause each Subsidiary to, comply in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except where the necessity of compliance is contested in good faith by appropriate proceedings.

5.4. Books and records; payment of Taxes

     The Borrower shall keep proper books and records in which full and correct entries are made of all dealings and transactions in relation to its business and activities. While a Default is continuing, representatives of any Lender may inspect the Borrower's relevant books and records at any reasonable time.

           The Borrower shall pay and discharge, at or before maturity, all their respective material Tax liabilities, except for liabilities contested in good faith by appropriate proceedings and as to which appropriate reserves in accordance with generally accepted accounting principles have been established.

5.5. Notice of Defaults

     The Borrower shall, within five Business Days of a senior officer of the Borrower obtaining knowledge of a continuing Default, deliver to the Administrative Agent a certificate of the Certifying Officer setting forth the details of the Default and the action the Borrower is taking or proposes to take with respect to the Default.

5.6. ERISA events

          If a member of the Controlled Group

                   - gives or is required to give notice to the PBGC of a 'reportable event' or knows that the plan administrator of a Pension Plan has given or is required to give notice of such reportable event,

                   - receives notice of complete or partial Withdrawal Liability under Title IV of ERISA,

                   - receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer a Pension Plan, or

                   - knows that a Pension Plan is terminated or in reorganization, then the Borrower shall within five
          Business Days deliver a copy of the notice to the Administrative Agent.

5.7. Use of proceeds

           The Borrower shall use Loan proceeds only for its general corporate purposes. The Borrower shall not use any Loan proceeds for any purpose that violates Regulations G, T, U or X of the Federal Reserve Board.

5.8. Maintenance of existence; merger; sale of assets

           The Borrower shall keep in full force and effect its corporate or partnership existence, as the case may be, and its rights, privileges and franchises necessary or desirable in the normal conduct of business, provided that a Subsidiary of a Borrower may merge or consolidate with or into the Borrower (but only if the Borrower is the surviving entity) or a Subsidiary of the Borrower. A Borrower shall not (i) consolidate or merge with or into another Person unless the Borrower is the surviving entity and no Default by the Borrower exists immediately thereafter, or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, except for the distribution of ordinary dividends to shareholders and distributions to partners. As used herein "substantially all" shall mean more than thirty percent (30%) of the total assets.

5.9. Right of inspection

           The Borrower shall permit any Person designated by the Administrative Agent to visit and inspect any of the properties, corporate books and financial reports of each Borrower and all Subsidiaries and to discuss its affairs, finances and accounts with its principal officers, at all such reasonable times during normal business hours and as often as the Administrative Agent may reasonably request.

5.10. Environmental laws

           The Borrower shall maintain at all times all Apartment Communities in compliance with all Environmental Laws, and immediately notify the Administrative Agent of any notice, action, lien or similar action alleging either the location of any Hazardous Substances or the violation of any Environmental Laws or any release of Hazardous Substances with respect to any Apartment Communities or operations.

5.11. Notice of adverse change in assets

           At the time of either Borrower's first knowledge or notice, such Borrower shall immediately notify the Administrative Agent of any information that may adversely affect in any material manner the assets of either Borrower, including, but not limited to, the value or marketability of any Mortgaged Properties.

5.12. Indemnification

           (a) General. The Borrower shall defend, indemnify and hold the Administrative Agent and the other Lenders harmless from and against any and all loss, costs, damage or expense, of every kind and nature, including, without limitation, reasonable attorneys' fees and costs, which the Administrative Agent and the other Lenders could or might incur by reason of any violation of any Environmental Laws by either Borrower, any Subsidiary or by any predecessors or successors to title to any Mortgaged Property. The indemnification granted herein shall run only to the benefit of the Administrative Agent and the Lenders and shall not give any rights of indemnification to any successors in title. Notwithstanding the foregoing, the Borrowers shall have no obligation to indemnify the Administrative Agent and the other Lenders for liability resulting solely from the gross negligence or willful misconduct of the Administrative Agent, or any of the other Lenders, as determined in a final non-appealable order by a court of competent jurisdiction.

           (b) Letter of Credit. The Borrowers hereby agree to protect, indemnify, pay and save the Administrative Agent and  the  Lenders  harmless from and  against  any  and  all
     claims,   demands,  liabilities,  damages,  losses,   costs,
     charges  and expenses (including reasonable attorneys'  fees and disbursements) which the Administrative Agent and/or the Lenders may incur or be subject to as a result of (i) the issuance of the Letters of Credit, other than to the extent of  the bad faith, gross negligence or wilful misconduct  of the Administrative Agent and/or the Lenders or (ii) the failure of the Administrative Agent to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (collectively, "Governmental Acts"), other than to the
     extent   of  the  bad  faith,  gross  negligence  or  wilful
     misconduct  of  the Administrative Agent.   As  between  the
     Borrowers and the Administrative Agent and the Lenders, the Borrowers assume all risks of the acts and omissions of any beneficiary with respect to its use, or misuse of, the
     Letters  of Credit issued by the Administrative  Agent.   In
     furtherance  and  not in limitation of  the  foregoing,  the
     Administrative   Agent  and  the  Lenders   shall   not   be
     responsible   (i)  for  the  form,  validity,   sufficiency,
          accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, other than as a result of the bad faith, gross negligence or wilful misconduct of the Administrative Agent;
          (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, telex, facsimile transmission, or otherwise, unless the result of the bad faith, gross negligence or wilful misconduct of the Administrative Agent; (v) for errors in interpretation of any technical terms, unless the result of the bad faith, gross negligence or wilful misconduct of the Administrative Agent; (vi) for any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of such Letter of Credit; and (viii) for any consequence arising from causes beyond the control of the Administrative Agent, including any Government Acts, in each case other than to the extent of the bad faith, gross negligence or wilful misconduct of the Administrative Agent. None of the above shall affect, impair or prevent the vesting of the Administrative Agent's rights and powers hereunder. In furtherance and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Administrative Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Administrative Agent under any resulting liability to the Borrowers provided that, notwithstanding anything in the foregoing to the contrary, the Administrative Agent will be liable to the Borrowers for any damages suffered by the Borrowers as a result of the Administrative Agent's grossly negligent or wilful failure to pay under any Letter of Credit after the presentation to it of a sight draft and certificates strictly in compliance with the terms and conditions of the Letter of Credit.

     5.13. Qualification as a Real Estate Investment Trust

                MAAC shall at all times remain (a) qualified under the Code as a real estate investment trust and (b) the general partner of Mid-America.

     5.14. Ownership of Subsidiaries

                MAAC or Mid-America shall at all times remain a direct or indirect owner of 100% of the ownership interest of each Subsidiary that is the owner of a Mortgaged Property.

VI.  Negative Covenants of Borrowers

                Each Borrower covenants and agrees that, at all times from and after the Effective Date, unless Two-Thirds of Lenders shall otherwise consent in writing, it will not, nor shall it permit a Subsidiary that is the owner of a
       Mortgaged Property to, either directly or indirectly:

     6.1. Liens

           Incur, create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the Mortgaged Properties other than:

                 (a) Deposits under workmen's compensation, unemployment insurance and Social Security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                (b) Liens imposed by law (other than tax liens), such as carriers', warehousemen's or mechanics' liens, incurred in good faith in the ordinary course of business and in an amount of less than $100,000;

                (c)  Liens in favor of the Lenders;

                (d) Purchase money security interests arising in the ordinary course of the apartment leasing business; and

               (e) Liens for real property and personal property taxes, but not yet delinquent.


6.2. Sale of Assets

           Sell, lease, transfer or dispose (other than in the normal course of business) of all or a substantial part of its assets.

6.3. Accounts Receivable from Related Persons

           Permit or allow the aggregate of accounts receivable and other loans and indebtedness owed by Related Persons to the Borrowers to exceed the sum of Five Hundred Thousand Dollars ($500,000.00) in the aggregate as to both Borrowers.


6.4. Loans to Officers and Employees

          Permit or allow loans to directors, officers, partners,
     shareholders and employees of both Borrowers to  exceed,  in
     the    aggregate,   the   sum   of   One   Million   Dollars
     ($1,000,000.00).

6.5. Trademarks and Trade Names

          Sell, transfer, convey, grant any security interest in, or otherwise encumber any existing or hereafter acquired trademarks, service marks or trade names owned by the Borrower.

6.6. Net Operating Loss

           Permit or allow a Net Operating Loss of more than  One
     Million Dollars ($1,000,000.00) in any quarterly period or in any amount for any two (2) consecutive quarterly periods in any one (1) fiscal year.

6.7. Dividend Payout

           Make a dividend payment (including both common stock dividends and preferred stock dividends) which is greater than ninety percent (90%) of Funds from Operations or that would otherwise violate the United States federal tax laws governing the qualifications of real estate investment trusts. As used herein, "Funds from Operations" shall mean consolidated net income of MAAC (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation of real property. Upon written pre-approval of the Administrative Agent, exceptions may be made where the Board of Directors of MAAC determines, in good faith, that a special dividend must be paid to avoid taxes due to excess gains from the sale of Property.

6.8. Other Financial Covenants

                (a) Permit Total Liabilities to exceed sixty percent (60%) of the Total Market Value of Assets.

                (b)   Permit Total Development and Joint  Venture
          Investment to exceed (i) eleven percent (11%) of the Total Market Value of Assets from the date hereof through December 31, 1998, and (ii) ten percent (10%) of the Total Market Value of Assets, commencing on January 1, 1999, until the termination of this Agreement.

               (c) Fail to maintain as of the end of each fiscal quarter a ratio of Annualized EBITDA for trailing six
          (6) months to Total Annualized Fixed Charges for the same period of at least 1.75 to 1.0.

               (d) Fail to maintain as of the end of each fiscal quarter a ratio of Annualized EBITDA for trailing six
          (6)   months  to  Total  Annualized  Debt  Service   on
          Indebtedness for the same period of at least 2.0 to 1.0.

                (e) Fail to maintain at all times beginning on the Effective Date a consolidated Tangible Net Worth which is not less than Four Hundred Seventy Million Dollars ($470,000,000) plus seventy percent (70%) of net proceeds of new equity offerings.

                (f)   Permit  the ratio of Adjusted NOI  for  all
          Mortgaged  Properties (based on  the  prior  three  (3)
          months, annualized) to Assumed Debt Service to be less than 1.0 to 1.0.

6.9. Control

           Permit any Person, or group of Persons, acting in concert for the purpose of influencing the affairs of MAAC to control more than twenty percent (20%) of the outstanding voting shares of MAAC.

6.10. Subsidiary Ownership

           Sell, transfer or otherwise dispose of any shares of stock or partnership interests or other ownership interest in any Subsidiary that is the owner of a Mortgaged Property, or permit any such shares of stock or partnership interests or other ownership interest to be disposed of, sold, or otherwise transferred.

6.11. Subsidiary Debt

                Permit any Subsidiary that is the owner of a Mortgaged Property to incur, create, or permit to exist any indebtedness to any Person other than the Lenders with the exception of purchase money security interests and contractual obligations, incurred in the ordinary course of the apartment leasing business.


VII. Default

     7.1. Events of Default

                Each of the following events shall be a Default by the
          Borrowers:

                    (a)  the Borrowers fail to pay

                         - any principal of a Loan when due,

                         - any interest on a Loan within five
                    (5) Business Days after the Administrative Agent provides the Borrower with written notice of such failure (except interest due and payable on the Termination Date which must be paid on the Termination Date), or
                         - a fee or other amount payable under
                    this Agreement within five (5) Business Days after the Administrative Agent provides the Borrower with written notice of such failure; or

                     (b) a representation, warranty, certification or statement made by either Borrower in this Agreement or in a certificate, financial statement or other document delivered pursuant to this Agreement is materially incorrect when made (or deemed made); or

                    (c)  either Borrower fails to observe or perform

                                  -  a   covenant  applicable  to   it
                    regarding use of Loan proceeds, notice of Defaults or maintenance of existence, merger, or sales of assets; or

                                  -  a financial covenant applicable to
                    it contained in Section 5 or Section 6; or

                (d) either Borrower fails to observe or perform a covenant or agreement made by it in this Agreement (other than those referred to in Section 7.1(a), 7.1(b) or 7.1(c) above) for 30 days after the Administrative Agent notifies the Borrower of such failure; or

                (e) either Borrower defaults with respect to any other agreement to which either Borrower is a party or with respect to any other indebtedness when due or the performance of any other obligation incurred in connection with any indebtedness for borrowed money, if the Borrower's obligations or exposure exceeds $500,000, and if the effect of such default is to accelerate the maturity of such indebtedness, or if the effect of such default is to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity; provided, however, if the amount in default is less than $1,000,000 and no other default exists under any other agreement described in this subparagraph, and the Borrower is diligently and in good faith contesting any default under this paragraph to the reasonable satisfaction of the Administrative Agent, it shall not be a Default hereunder; or

      (f) either Borrower or any Subsidiary that is at the time the owner of a Mortgaged Property

                   - commences a voluntary case or other
     proceeding seeking liquidation, reorganization  or
     other  relief  for  itself or its  debts  under  a
     bankruptcy,  insolvency, receivership  or  similar
     law  or  seeking  the appointment  of  a  trustee,
     receiver,   liquidator,   custodian   or   similar
     official of it or a substantial part of its property,

                   - consents to any such relief or  to
     the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it,
                   - makes a general assignment for the
     benefit of creditors,
                   - fails generally to pay its debts as
     they become due, or
                   - takes  the appropriate  action  to
     authorize any of the foregoing; or

      (g)   an involuntary case or other proceeding  is
commenced  against  either Borrower or  any  Subsidiary
that  is  at the time the owner of a Mortgaged Property
seeking  liquidation, reorganization  or  other  relief
with  respect  to it or its debts under  a  bankruptcy,
insolvency,  receivership  or  other  similar  law   or
seeking   the  appointment  of  a  trustee,   receiver,
liquidator,  custodian  or  similar  official  of   the
Borrower  or such Subsidiary or a substantial  part  of
its  property, and such case or proceeding (i)  results
in   an  order  for  relief  or  such  adjudication  or
appointment, or (ii) remains undismissed and unstayed for 60 days; or

(h)
                   - a  member of the Controlled  Group
     fails to pay when due an aggregate amount in excess of $5,000,000 that it is liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA,

                   -  a  member of the Controlled  Group
     and/or  a  plan administrator files  a  notice  of
     intent  under  Title IV of ERISA  to  terminate  a
     Pension  Plan  or  Pension Plans having  aggregate
     Unfunded   Vested   Liabilities   in   excess   of
     $35,000,000  (collectively,  a  Material   Pension
     Plan),
                   -  the  PBGC  institutes  proceedings
     under Title IV of ERISA to terminate or to cause a
     trustee  to be appointed to administer a  Material
     Pension Plan,
                   -  a  fiduciary of a Material Pension
     Plan  institutes a proceeding against a member  of
     the  Controlled  Group to enforce Section  515  or
     4219(c)(5)  of  ERISA and such proceeding  is  not
     dismissed within 60 days thereafter,
                   -  a  condition exists that  entitles
     the  PBGC to obtain a decree adjudicating  that  a
     Material Pension Plan must be terminated, or
                   -  either Borrower is notified by the
     plan  administrator  of a Pension  Plan  that  the
     Pension  Plan  is in reorganization  or  is  being
     terminated,  within the meaning  of  Title  IV  of
     ERISA,   and   solely  as   a   result   of   such
     reorganization or termination the aggregate annual contributions of the Borrower to all Pension Plans that are then in reorganization or have been or are being terminated is increased over the amounts required to be contributed to such Pensions Plans for their most recently completed plan years by an amount exceeding $15,000,000; or

      (i)   a judgment or order against either Borrower
or  any Subsidiary that is at the time the owner  of  a
Mortgaged  Property  for  the  payment  of  more   than
$1,000,000  continues unsatisfied and unstayed  for  60
days or a judgment creditor takes legal action to levy on such judgment; or

      (j)  either Borrower or any Subsidiary that is at
the  time  an owner of a Mortgaged Property shall  have
concealed,  removed, or permitted to  be  concealed  or
removed,  any  part  of its property,  with  intent  to
hinder, delay or defraud its creditors or any of  them,
or  made  or suffered a transfer of any of its property
which   may   be   fraudulent  under  any   bankruptcy,
fraudulent  conveyance or similar law;  or  shall  have
made any transfer of its property to or for the benefit
of  a creditor at a time when other creditors similarly
situated have not been paid; or shall have suffered  or
permitted,  while insolvent, any creditor to  obtain  a
lien upon any of its property through legal proceedings
or  distraint which is not vacated within  thirty  (30)
days from the date thereof; or

      (k) there shall occur, whether in a single transaction or successive transactions, a change or changes in the ownership of more than five percent (5%)
of  the  partnership interests of Mid-America, or  Mid
America  shall grant or convey or permit to be  granted
or conveyed, voluntarily or involuntarily, directly or indirectly, any security interest in, pledge of or other  lien or encumbrance upon any owner's partnership
interests in Mid-America; or MAAC shall cease to be the
sole  general  partner of Mid-America;  or  any  single
Person  or related group of Persons shall control  more
than  twenty  percent  (20%) of MAAC's  voting  shares.
Exchanges  by existing limited partners of  Mid-America
          of their respective limited partnership interests for capital stock of MAAC, not exceeding, in the aggregate, as to all such exchanges, transfers of not more than thirty-five percent (35%) of the partnership interests of Mid-America, shall not constitute an Event of Default; or
                (l)   any  officer of MAAC who, in the reasonable
          judgment of the Administrative Agent, occupies a position of substantial and material management, responsibility ("Material Officer"), shall, by reason of death, permanent disability, or departure from the employ of MAAC, cease to be active in the management of MAAC, and MAAC does not, within a period of five (5) Business Days from such permanent disability, death or departure, deliver written notice of such event to the Administrative Agent and, within a period of thirty
          (30) days from such permanent disability, death or departure, secure a replacement for such officer, such replacement to be, by reason of his or her experience and credentials, reasonably satisfactory to and approved by the Administrative Agent. For the purposes of this Section (l), permanent disability means any disability that prevents such Material Officer from rendering, in any one calendar year, full-time services for a period of thirty (30) consecutive days, or in the aggregate, for forty-five (45) days, and (ii) at the present time, the Persons whom the Administrative Agent deems to be Material Officers are George E. Cates, Simon R.C. Wadsworth, and H. Eric Bolton, Jr. Further, the Administrative Agent shall have the right to review and approve the credentials of any individual proposed for the office of President or Executive Vice President of MAAC; or

               (m) Except as expressly permitted in Section 3.4, or except with the consent of Two-Thirds of the Lenders, which consent shall not be unreasonably withheld, Mid-America or any Subsidiary granting to the Administrative Agent a Mortgage shall sell, assign, transfer, convey, lease with an option to purchase, enter into a contract of sale, grant an option to purchase, or encumber all or any part of its interest in any Mortgaged Property or any portion thereof, or permit the same to be sold, assigned, transferred, conveyed, contracted for or encumbered; provided, however, the entering of either a contract of sale or option to purchase shall not be a default hereunder so long as such contract of sale or option to purchase requires the fulfillment of the conditions set forth in
          Section 3.4 above; and provided further, however, that the encumbrance of any Mortgaged Property by any mechanic's lien claim shall not be deemed to constitute an Event of Default so long as a Borrower shall promptly notify the Administrative Agent of such mechanic's lien claim, and shall diligently and in good faith contest (or cause to be contested) the same by appropriate proceedings and shall establish such reserves with respect thereto as the Administrative Agent shall specify; or

               (n) MAAC fails to maintain its qualification as a real estate investment trust under the Code.

7.2. Action on Default

               During the continuance of a Default, the Administrative Agent shall, if requested by Two-Thirds of the Lenders, notify the Borrowers that
                        -   the   Borrowers'  Rights  are   terminated,
               whereupon such Borrowing Rights shall terminate, or
                        -   all  the  Borrowers'  Loans,  with  accrued
               interest,  and  all  other  amounts  payable   by   the
               Borrowers under this Agreement, are immediately due and payable, whereupon all such Loans, accrued interest and other amounts payable under this Agreement shall be immediately due and payable by the Borrowers without presentment, demand, protest or other notice of any kind, all of which the Borrowers waive, provided that if the Default is one described in Section 7.1(f) or 7.1(g), then without notice to the Borrowers or other act by the Administrative Agent or Two-Thirds of the
               Lenders,   the   Borrowers'  Borrowing   Rights   shall
               immediately  terminate,  and the  Loans,  with  accrued
               interest,   and  other  amounts  payable   under   this
               Agreement, shall become immediately due and payable by the Borrowers without presentment, demand, protest or other notice of any kind, all of which the Borrowers waive, and the Administrative Agent may and shall, at the request of Two-Thirds of the Lenders, exercise all rights and remedies available to it hereunder and under applicable law or in equity.

     7.3. Notice of Default

                On the request of a Lender, the Administrative Agent shall promptly give the notice referred to in Section 7.1(d) and shall promptly notify all the Lenders that such notice has been given.



VIII. The Administrative Agent

     8.1. Appointment and authorization

                Each  Lender irrevocably authorizes the Administrative
          Agent to take such action as agent on the Lender's behalf and to exercise such powers as are given to the Administrative Agent under this Agreement, together with all powers reasonably incidental thereto.

     8.2. Other conduct

              The Administrative Agent and its Affiliates

                        - shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising such rights and powers as though it were not the Administrative Agent and

                        - may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or their Affiliates as if it were not the Administrative Agent.

     8.3. Scope of obligations

           The obligations of the Administrative Agent under this Agreement are only those expressly set forth herein.
     Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action  with  respect  to  a  Default  except  as  expressly provided in Section 7. The Administrative Agent shall administer the Loans and perform its duties hereunder using the same degree of care it uses in the administration of its own loans of similar amount and structure.

8.4. Consultation with experts

            The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

8.5. Liability of Administrative Agent

           Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be
                   - liable for any action it takes or does not take in connection with this Agreement (i) with the consent or at the request of Two-Thirds of the Lenders, unless the consent or request of all of the Lenders is expressly required by this Agreement, or (ii) in the absence of its own gross negligence or willful misconduct, or
                   - responsible for or have a duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or a Borrowing, (ii) a Borrower's performance or observance of any covenant or agreement, (iii) the satisfaction of any condition in Section 3 (except for the receipt of items required to be delivered to the Administrative Agent), or (iv) the validity, effectiveness or genuineness of this Agreement or any other instrument or writing furnished in connection herewith.

           The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, telecopy or similar writing) it believes is genuine or signed by the proper parties.

8.6. Indemnification

           Each Lender shall, ratably in accordance with its Commitment, indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers) against any cost, expense, claim, demand, action, loss or liability (except such as result from the Administrative Agent's gross negligence or willful misconduct) that the Administrative Agent may suffer or incur in connection with this Agreement or any action the Administrative Agent takes or omits hereunder.

8.7. Successor Administrative Agent

           The Administrative Agent may resign by giving notice thereof to the Lenders and the Borrowers. So long as no Default exists, the Administrative Agent may be removed upon the request of the Borrowers. Upon such resignation or removal, the Borrowers may appoint a successor Administrative Agent with the consent of Two-Thirds of the Lenders. If the Borrowers are in Default, Two-Thirds of the Lenders may appoint a successor Administrative Agent. If the Administrative Agent resigns or is removed and no successor Administrative Agent is so appointed and accepts such appointment within 30 days after the resigning Administrative Agent's notice of resignation or its removal, then the resigning or removed Administrative Agent may, on behalf of the Lenders, shall appoint a successor Administrative Agent that is a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon a successor Administrative Agent's written acceptance of its appointment as Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning or removed Administrative Agent, and the resigning or removed Administrative Agent shall be discharged from its duties and obligations as Administrative Agent. After the Administrative Agent's resignation or removal, the provisions of this Section 8 shall continue to inure to its benefit as to any action it took or omitted to take while it was Administrative Agent.

     8.8. Fees

                The Borrowers shall pay the Administrative Agent for its account such fees for its services under this Agreement as the Borrowers and the Administrative Agent may agree.

IX.  Change in circumstances

     9.1. Eurocurrency Reserve Requirements

                If a Lender notifies the Administrative Agent and the Borrowers that the Lender is or will be generally subject to Eurocurrency Reserve Requirements as a result of which the Lender will incur additional costs on its Loans, then the Lender shall, to the extent such costs are actually incurred, for each day from the later of the date of such notice and the date on which the Lender becomes subject to the Eurocurrency Reserve Requirements, be entitled to additional interest on each Loan made by the Lender at a rate per annum (rounded upward to the nearest .01%) equal to the remainder obtained by subtracting (i) LIBOR for the Eurodollar Loan from (ii) the rate obtained by dividing such LIBOR by the excess of 100% over the Eurocurrency Reserve Requirements.

               Such additional interest shall be payable in arrears to the Administrative Agent, for the account of the Lender, on each date interest is payable on the Loan.

                A  Lender  that gives a notice under this Section  9.1
          shall promptly withdraw such notice by notifying the Administrative Agent and the Borrowers if Eurocurrency Reserve Requirements cease to apply to it or the circumstances giving rise to such notice otherwise cease to exist.

     9.2. Increased cost or reduced return

                If any Regulatory Action (other than the imposition of Eurocurrency Reserve Requirement) taken after the date hereof
                        - imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by a Lender or its Office,
                        - imposes on a Lender or its Office or the London interbank market any other condition affecting the Lender's Eurodollar Loans, or
                        - imposes, modifies or deems applicable any standards of capital adequacy, and such Regulatory Action will, in the Lender's judgment,
                        - increase the cost to the Lender or Office of making or maintaining any Eurodollar Loan,
                        - reduce the amount receivable by the Lender or
               Office under this Agreement with respect to any such Eurodollar Loan, or
                        - reduce the rate of return on the Lender's capital as a consequence of its obligations under this
               Agreement  (taking  into  consideration  the   Lender's
               policies on capital adequacy) by an amount the Lender deems material, then the Lender shall promptly notify the Borrowers and the Administrative Agent thereof, enclosing (i) a certificate of an officer of the Lender
               describing  the  Regulatory  Action  leading   to   the
               increased costs or reduction with, if possible, a copy of the relevant law, regulation, interpretation or guideline and (ii) the Lender's calculation setting forth in reasonable detail the dollar amount of the increased costs or reduction.

determination of amount

                In calculating any amount payable under this Section 9.2, a Lender may use reasonable averaging and attribution methods. A Lender's determination of the amount shall be conclusive in the absence of manifest error.

payment of compensation

                Subject to the following sentence, the Borrowers shall pay a Lender within 30 days after receipt of a notice from the Lender under this Section 9.2 such amounts as will compensate the Lender for the increased costs or reduction. The Borrowers will not, however, be required to pay the Lender any amount set forth in the notice that relates to any period prior to the 30th day before the date the Lender gives the notice. Each Lender agrees that it shall notify the Borrowers immediately upon becoming aware of such increased costs.



Base Rate election by Borrower

               If a Lender demands compensation under this Section 9.2 with respect to a Eurodollar Loan, then the Borrowers may, on at least five Business Days' prior notice to the Lender and the Administrative Agent, elect that, until the Lender or the Administrative Agent notifies the Borrowers that the circumstances giving rise to the demand for compensation no longer apply, all Loans to the Borrowers that would otherwise be made by the Lender as Eurodollar Loans, shall be made instead as Loans at the Base Rate (on which interest and principal shall be payable contemporaneously with the related Loans of the other Lenders).

     9.3. LIBOR unavailable or inadequate

                If on or before the second Business Day before an Interest Period for a Borrowing
                       - dollar deposits in the applicable amounts are not being offered to the Administrative Agent in the relevant market for the Interest Period, or suspension of obligation to make Loans

                       -    Two-Thirds  of  the  Lenders   advise   the
               Administrative Agent that the LIBOR will not adequately and fairly reflect the cost to such Lenders of funding
               their   Loans  for  the  Interest  Period,   then   the
               Administrative   Agent  shall   promptly   notify   the
               Borrowers  and  the  Lenders  thereof,  whereupon   the
               obligations   of  the  Lenders  to  make,   or   permit
               Conversion of Loans into, Eurodollar Loans shall be suspended, and any subsequent request by the Borrowers
               for  a  Eurodollar  Loan  or  for  Conversion  into   a
               Eurodollar Loan shall be deemed to be a request for, or for Conversion into, a Loan bearing interest at the Base Rate.

suspension after Borrowing Notice given

                          If the Lenders' obligations to make Loans is
               suspended pursuant to this Section 9.3 after the Borrowers give the Borrowing Notice for the Borrowing that includes such Loans, then unless the Borrowers notify the Administrative Agent at least one Business Day before the date of such Borrowing that the
               Borrowers elect not to borrow on such date, the Borrowing shall instead accrue interest at the Base Rate.

     9.4. Illegal Loans

                If, after the date of this Agreement, any Regulatory Action makes it unlawful or impossible for a Lender or its Office to make, maintain or fund its Eurodollar Loans, and the Lender so notifies the Administrative Agent, then the Administrative Agent shall promptly notify the other Lenders and the Borrowers, whereupon the obligation of the Lender to make or permit Conversions into Eurodollar Loans shall be suspended.

prepayment of illegal Loans

                If a Lender determines that it may not lawfully continue to maintain an outstanding Eurodollar Loan to the Borrowers to the end of the Eurodollar Loan's applicable Interest Period and so specifies in the notice it gives pursuant to this Section 9.4, the Administrative Agent shall so notify the Borrowers, and the Borrowers shall immediately prepay in full the unpaid principal amount of the Eurodollar Loan with accrued interest. As each such Loan is prepaid, the Lender shall make a Loan bearing interest at the Base Rate to the Borrower in an equal principal amount with interest and principal payable contemporaneously with the related Loans of the other Lenders.

new Loans made as Base Rate Loans

                If the obligation of a Lender to make Eurodollar Loans is suspended pursuant to this Section 9.4, then until the Lender or the Administrative Agent notifies the Borrowers that the circumstances giving rise to the suspension no longer apply, all Loans that would otherwise be made by the Lender as Eurodollar Loans shall be made instead as Loans accruing interest at the Base Rate (on which interest and principal shall be payable contemporaneously with the related Loans of the other Lenders).

     9.5. Termination of suspension

                When the circumstances giving rise to a suspension of the obligation to make Eurodollar Loans under Section 9.3 or
          Section 9.4 no longer exist, the Administrative Agent shall so notify the Borrowers and the Lenders, whereupon the suspension shall terminate.

     9.6. Taxes on payments

                     (a) Each Lender shall deliver to each of the Borrowers and to the Administrative Agent:

                        -  no  more  than  30 days after  the  date  it
               becomes a Lender, either a statement that it is incorporated in the United States of America or, if it is not so incorporated, two duly completed copies of, as applicable, a United States Internal Revenue Service Form 1001 or Form 4224 (including a Form W-9 or equivalent) promulgated under the Internal Revenue Code (each, as applicable to any Person and together with any successor form, a "Tax Form") indicating that the Lender is entitled to receive payments under this Agreement without deduction or withholding of United
               States  federal  income  Taxes  as  permitted  by   the
               Internal Revenue Code,

                        - such extensions or renewals of the Tax Form as applicable because of expiration of the Tax Form or as the Borrowers reasonably request (but only to the extent the Lender determines that it may properly effect such extensions or renewals under applicable Tax treaties, laws, regulations and directives), and

                        - if a Loan is transferred to an Affiliate of the Lender, a new Tax Form for the Affiliate.

               The Borrowers and the Administrative Agent may each rely on a Tax Form in its possession until the earlier of the expiration date of the Tax Form or receipt of any revised or successor form pursuant to this Section 9.6.

                     (b)   If  a  Tax imposed by the United States  of
               America,   or  any  political  subdivision  or   taxing
               authority thereof, subjects a Lender or its Office to any deduction or withholding on a payment (including fees) on its Loans to the Borrowers, the Lender shall promptly notify the Borrowers of the Tax, enclosing a
          copy   of   the   relevant   statute,   regulation   or
          interpretation requiring the deduction or withholding and setting forth in reasonable detail the Lender's calculation of the dollar amount of the Tax. Within 30 days after it receives the notice (or a longer period that complies with the law relating to the Tax without subjecting the Lender to additional payments with respect to the Tax), the Borrowers shall, as requested by the Lender in the notice,

                  - increase the amount of the payment so that the Lender will receive a net amount (after deduction of the Tax) equal to the amount due hereunder,
                  - pay the Tax to the appropriate taxing authority for the Lender's account, and
                  - as promptly as possible, send the Lender evidence showing payment of the Tax, together with any additional documentary evidence the Lender reasonably requests.

            The Borrowers shall indemnify a Lender for any incremental Taxes, interest or penalties that may become payable as a result of the Borrowers' failure to comply with this Section 9.6.

                (c) Notwithstanding anything to the contrary in this Section 9.6, the Borrowers shall not be required to make any payment to a Lender or taxing authority under this Section 9.6 as a result of any deduction or withholding or incremental Tax, interest or penalty

                   - that is caused by the Lender's failure or inability to furnish the Borrowers with a Tax Form, or an extension or renewal thereof, pursuant to this
          Section 9.6 unless such failure or inability is the result of a change in an applicable law, regulation or Tax treaty or in the interpretation thereof by a regulatory authority that becomes effective after the date of this Agreement, or

                   - for any period for which the Lender or its applicable Office has furnished a Tax Form to the Borrowers that incorrectly indicates that the Lender or its applicable Office is not subject to such deduction or withholding.

9.7. Change of Office

           A Lender shall designate a different Office for its Loans if such designation will avoid the need for giving a notice pursuant to Section 9.4 with respect to suspension of Loans, or reduce the amount of compensation under Section
     9.2 (Increased cost or reduced return), or Section 9.6, (Taxes on payments), and will not, in the Lender's judgment, be disadvantageous to the Lender.

9.8. Replacement of Lender

     If

                  - the obligation of a Lender to make Eurodollar Loans is suspended under Section 9.4 (Illegal Loans),

                  - a Lender demands compensation or payment under Section 9.2 (Increased cost or reduced return), or Section 9.6 (Taxes on payments), or

                  - a Lender's senior unsecured debt is rated lower than BBB- by S&P, then the Borrowers may, on five Business Days' notice to the Administrative Agent and the Lender, select a replacement bank or banks (which may be one or more of the other Lenders) to purchase the Lender's Loans and assume its Commitment. The purchase price for the Lender's Loans shall be the sum of the unpaid principal amount of the Loans, with accrued interest, the Lender's share of accrued but unpaid Fees and other amounts due to the Lender under this Agreement (including any amounts due under Section
               1.20 (Funding losses) for each Loan so purchased on a date other than the last day of the Interest Period for the Loan) less the prorated portion of the Fees previously received by such Lender, from the date of such purchase through the last day of the applicable period for which the Fees had been paid. Upon the execution and delivery of an assignment and assumption agreement substantially in the form of Exhibit G by such Lender and each replacement bank (and, if the replacement bank is not a Lender, with the subscribed consent of the Borrowers and the Administrative Agent), each such replacement bank shall be deemed to be, a 'Lender' for all purposes of this Agreement, and the Administrative Agent shall notify the other Lenders accordingly.

X.   Miscellaneous

     10.1. Notices

                Except as otherwise stated, all notices, requests, consents and other communications to any party to this Agreement shall be in writing. For purposes of this Section
          10.1 (writing) shall include writings in any form that provides the recipient, using the systems routinely used by the recipient for communication, with a permanent record and a human-readable text. All notices to a party shall be given at the addresses, telecopy number or other electronic addresses or by other methods set forth on Schedule 3 or at such other addresses, numbers or by such other reasonable methods as such party may specify for the purpose by notice to the Administrative Agent and the Borrowers (each a "Notice Address").

                Each notice, request, consent or other communication given under this Agreement shall be effective when received at the number or address or by the method specified pursuant to this Section 10.1. Any requirement in this Agreement that a notice or other communication be 'prompt' or be given 'promptly' shall mean that such notice or other communication shall promptly be transmitted by telephone (if oral notice is permitted), bank wire, telex, telecopy, computer link or other means that normally provides nearly instantaneous transmission.

     10.2. No waivers; remedies cumulative; integration; survival

                No failure or delay by the Administrative Agent or a Lender in exercising a right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of other rights or remedies provided by law. This Agreement constitutes the entire agreement and understanding among the
     parties   and   supersedes   all   prior   agreements    and
     understandings, oral or written, relating to its subject matter.

            All covenants, agreements, representations and warranties of the Borrowers in this Agreement or in certificates or other documents delivered pursuant to this Agreement shall be considered to have been relied on by the Lenders and shall survive the making of any Loans, regardless of any investigation made by or on behalf of the Lenders, and shall continue in full force and effect as long as any obligation of the Borrowers under this Agreement is unpaid or the Borrowers' Borrowing Rights have not terminated.

10.3. Expenses; documentary Taxes

           The  Borrowers  shall pay, and shall  be  jointly  and
     severally liable for, the reasonable Expenses of the Administrative Agent in connection with (i) its drafting and negotiation of this Agreement, any waiver or consent hereunder or any amendment hereof (all of which documents shall be prepared by counsel for the Administrative Agent) and (ii) the effectiveness of this Agreement under Section 3.1.

           If a Default by the Borrowers occurs, the Borrowers shall pay the reasonable Expenses incurred by the Administrative Agent in connection with such Default. In addition, if there is a Default by the Borrowers, the Borrowers shall pay the reasonable Expenses incurred by any Lender, including collection and other enforcement proceedings, resulting therefrom.

           The Borrowers shall, jointly and severally, indemnify the Administrative Agent and the Lenders against all transfer, documentary or similar Taxes payable by reason of the execution and delivery of the Notes and this Agreement, and the execution, delivery and recordation of the Mortgages.

10.4. Indemnification

           Each Borrower shall indemnify the Administrative Agent and each Lender and shall hold the Administrative Agent and each Lender jointly and severally harmless from and against any and all liabilities, damages, costs and Expenses of any kind in connection with an actual or threatened investigative, administrative or judicial proceeding (whether or not the Administrative Agent or Lender is a party thereto) (collectively, "Claims") incurred by the Administrative Agent or Lender to the extent arising out of

                  - a Borrower's breach of, or any Default under, this Agreement,

                  - any claim by a Person not a party to this Agreement that either Borrower's, the Administrative Agent's or a Lender's conduct in connection with this
          Agreement   is   unlawful  by  a  court  of   competent
          jurisdiction or has or will violate such Person's legal rights, but only to the extent that the Lender's or Administrative Agent's conduct is deemed unlawful or violative due to some action or inaction of the Borrowers or either of them,

                  - an actual or proposed use of Loan proceeds by the Borrowers, or

                  - an action initiated by either or both Borrowers against the Administrative Agent or a Lender relating to this Agreement, unless a court of competent jurisdiction enters a final non-appealable order on the entire merits of the controversy in such action in favor of the Borrowers.

           Notwithstanding  anything  to  the  contrary  in  this
     Section 10.4, neither the Administrative Agent nor a Lender shall be indemnified for any Claim to the extent such Claim

                   - is caused by the Administrative Agent's or Lender's gross negligence or willful misconduct, as determined in a final non-appealable order by a court of competent jurisdiction, or

                   - results from a Lender's claims against other Lenders not attributable to a Borrower's actions and for which the Borrowers otherwise have no liability.

10.5. Sharing of set-offs

            If a Lender exercises a right of set-off or counterclaim or otherwise receives payment of a portion of the aggregate amount of principal and interest due on its Loans to the Borrowers, and such payment is greater than the proportion received by any other Lender of the aggregate amount of principal and interest due on such other Lender's Loans to the Borrowers, the Lender receiving the proportionately greater payment shall purchase participations in the Loans made to the Borrowers by the other Lenders, and other adjustments shall be made as required so that all payments of principal and interest on the Loans to the Borrowers shall be shared by the Lenders pro-rata, provided that this Section 10.5 shall not impair a Lender's right to exercise, to the extent permitted by applicable law, a right of set-off or counterclaim and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than indebtedness on Loans. A Participant in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to its participation as fully as if the Participant were a direct creditor of the Borrowers in the amount of such participation.

10.6. Amendments and waivers

           An amendment to or waiver of a provision of this Agreement must be in writing and signed by the Borrowers and Two-Thirds of the Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent), provided that each affected Lender must sign an amendment, waiver or consent that

               (a)  increases or decreases the Commitment of such
          Lender   or   subjects   such  Lender   to   additional
          obligations,  except  as contemplated  in  Section  9.8
          (Replacement of Lender),

                (b) reduces the principal of or rate of interest on any Loan or any fees hereunder,

                (c) postpones the Maturity Date or other date fixed for payment of principal or interest on a Loan or of any fees hereunder or for the termination of the Borrowers' Borrowing Rights,

                (d) changes the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the Borrowing Base, or the number of Lenders required for the Lenders to take any action under this Agreement,

               (e)  amends Section 1.19 (Pro-rata treatment),

                 (f)  amends this Section 10.6, or

                (g)   releases substantially all of the Mortgaged
          Property.

10.7. Successors and assigns

                (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that neither Borrower may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

                 (b)    A  Lender  may  grant  a  bank  or  other
          institution (a "Participant") a participating interest in its Commitment or some or all of its Loans. If a Lender grants a participating interest to a Participant, the Lender shall remain responsible for the performance of its obligations under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely with the Lender in connection with this Agreement, regardless of whether the Lender has notified the Borrowers and the Administrative Agent of the grant. An agreement granting such a participating interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers under this Agreement, including the right to approve any amendment, modification or waiver of any provision of this Agreement. Subject to Section 10.7(e) (funding losses and changed circumstances), a Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
          Section 9 (Change in circumstances), with respect to its participating interest. An assignment or other transfer that is not permitted by Section 10.7(c)
          (assignments), or 10.7(d) (assignment to Federal Reserve Bank), shall be given effect only to the extent that it is a participating interest granted in accordance with this Section 10.7(b).

                (c)  A Lender may assign to one or more banks  or
          other institutions (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, and each Assignee shall assume such rights and obligations, pursuant to an assignment and assumption agreement in substantially the form of Exhibit G. The assignment and assumption agreement shall be signed by the Assignee and the transferor Lender, with (and subject to) the subscribed acknowledgment and consent of the Administrative Agent and the subscribed consent, which shall not be unreasonably withheld, of the Borrowers, provided that such consents shall not be required if the Assignee is a Lender or a Federal Reserve Bank, and provided further that the consent of the Borrowers shall not be required after and during the continuance of a Default.

      (d)   Upon  the  later of (i) the effective  date
          stated in the assignment and assumption agreement (which shall not be earlier than the fifth Business Day after execution of such agreement) or (ii) payment by the Assignee to the transferor Lender of the purchase price agreed between them, and payment by the transferor Lender or the Assignee to the Administrative Agent of a registration and processing fee of $2,500,

                (i)   the  Assignee shall be  a  Lender
     party  to  this Agreement and shall have  all  the
     rights  and  obligations  of  a  Lender  with  the
     Commitment   set  forth  in  the  assignment   and
     assumption agreement,

                (ii)  the  transferor Lender  shall  be
     released from its obligations under this Agreement to a corresponding extent so long as the Assignee at the time of transfer has a net worth at least equal to the net worth of the transferor Lender,

                               (iii) The Borrower shall
                    execute   and  deliver  replacement
                    Notes  to the order of the Assignee
                    and,  if  necessary, the  assigning
                    Lender; and

               (iv) no further consent or action by any party shall be required.

      (e) A Lender may assign all or a proportionate part of its rights under this Agreement to a Federal
Reserve Bank, and the Borrowers, if requested by the Lender, shall issue a promissory note to be pledged to the Federal Reserve Bank evidencing the Borrowers' obligations on the Lender's Loans to the Borrowers.
Such assignment shall not release the transferor Lender from its obligations under this Agreement.

      (f)  No Assignee, Participant or other transferee
of  any Lender's rights may receive any greater payment
under  Section 1.20 (Funding losses), and  Section  9.2
(Increased   cost   and  reduced  return),   than   the
transferor Lender would have received with respect to the rights transferred, unless such transfer was made with the Borrowers' prior consent.

      (g)   The Administrative Agent shall maintain  at
one  of  its offices in Birmingham, Alabama, a copy  of
each  assignment and assumption agreement delivered  to
it  and a register for the recordation of the names and
addresses  of the Lenders, and the Commitment  of,  and
principal  amount of the Loans owing  to,  each  Lender
(the "Register"). The entries in the Register shall be conclusive in the absence of manifest error, and the
          Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the
          Register  as  a  Lender  for  all  purposes   of   this
          Agreement.    The  Register  shall  be  available   for
          inspection by the Borrowers or Lender at any reasonable time upon reasonable notice.

                (h)   If an Assignee is not already a Lender,  it
          shall deliver to the Administrative Agent a completed administrative questionnaire in the form required by the Administrative Agent. Upon its receipt of (i) an assignment and assumption agreement executed by an assigning Lender and an Assignee (and, if required, by the Borrowers), (ii) the completed administrative questionnaire (unless the Assignee is already a Lender) and (iii) the registration and processing fee referred to in Section 10.7(c), the Administrative Agent shall record the information contained in the assignment and assumption agreement in the Register and give prompt notice thereof to the Lenders.

10.8. Borrowers' liability

          The parties acknowledge that the rights and obligations
     (including   the  representations,  warranties,  agreements,
     breaches, liabilities, indemnities and Defaults) of the Borrowers under this Agreement are joint and several.

10.9. No reliance on Margin Stock collateral

           Each Lender represents to the Administrative Agent and the other Lenders that it is not relying upon any Margin
     Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

10.10. Credit decision

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

10.11. Alabama law

           This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

10.12. Waiver of jury trial

          The Borrowers, the Lenders and the Administrative Agent hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.



10.13. Venue of Actions

           As an integral part of the consideration for making of
          the Loans, it is expressly understood and agreed that no suit or action shall be commenced by either Borrower, or by any successor, personal representative or assignee thereof, with respect to the Loans contemplated hereby, or with respect to this Agreement or any other document or instrument which now or hereafter evidences or secures all or any part of the Loans, other than in a state court of competent jurisdiction in and for the County of the State in which the principal place of business of the Administrative Agent is situated, or in the United States District Court for the District in which the principal place of business of the Administrative Agent is situated, and not elsewhere. Nothing in this paragraph contained shall prohibit the Administrative Agent from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder or in any other document or instrument which evidences or secures the loan indebtedness.

     10.14. Execution

                 This Agreement may be executed in counterparts. Delivery of an executed counterpart signature page to this Agreement, including delivery by telecopier, shall be effective as delivery of a manually executed counterpart of this Agreement.

     10.15. Survival

                Section 9 (Change in circumstances), Section 10.3 (Expenses), and Section 10.4 (Indemnification) shall survive termination of this Agreement or the Borrowers' Borrowing Rights.

XI.  Definitions and usages

     11.1. Definitions

                In this Agreement, the following terms shall have the following meanings:

                Adjusted NOI shall mean, as to any Mortgaged Property, for any period, the actual Net Operating Income of such Mortgaged Property for such period; provided that (i) all annual expenses, including, but not limited to, taxes and insurance, shall be accounted for on an accrual basis; and
          (ii) expenses shall include an assumed management fee of five percent (5%) and capital expenditures of Two Hundred Dollars ($200.00) per rental unit on average per year.

                Administrative Agent shall mean AmSouth Bank, its successors or assigns.

                Advance Rate shall mean for Mortgaged Properties: (a) the amount shown as the Advance Rate on Schedule 2 for the Initial Properties from the date hereof until the first quarterly determination of Fair Market Value, which shall occur on March 22, 1998, except for Paddock Park Ocala II, which shall occur on June 22, 1998; (b) subject to subclauses (d) and (e) herein, 60% of Fair Market Value for a Stabilized Property (including the Initial Properties after the first quarterly determination of Fair Market Value); (c) subject to adjustment as provided in Section 1.16(c), 50% of the Project Budget to the extent of Work Completed for a Development Project; (d) for the period commencing on the date a Development Project is converted to a Stabilized Property in accordance with Section 3.5(b), until  the next succeeding quarterly determination  of  Fair
Market Value, 60% of the appraised value of the subject Development Project, as reflected in the appraisal ordered and approved by the Administrative Agent; and (e) for the period commencing on the date a Stabilized Property is added to the Borrowing Base and continuing thereafter through a full calendar quarter, 60% of the appraised value of the subject Stabilized Property, as reflected in the appraisal ordered and approved by the Administrative Agent.

      Advances or Loan Advances shall mean advances of principal upon the Loans by the Lenders to either or both of the Borrowers under the terms of this Agreement, specifically including, without limitation, advances under the Swing Line Facility, the Notes and draws under the Letters of Credit.

      Affiliate of a specified Person means another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. In the foregoing definition, control of a Person means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      Aggregate Commitment means the sum of the Commitments of the Lenders at any time available to the Borrower under the Loans.

     Annualized Adjusted NOI shall mean, for the most recent two calendar quarters, the Adjusted NOI for such calendar quarters, multiplied by the integer two (2).

     Annualized EBITDA shall mean EBITDA for the most recent two calendar quarters, multiplied by the integer two (2).

      Apartment Community shall mean an apartment community owned by either Borrower or Subsidiary, whether or not it is subject to a Mortgage.

      Assignee shall have the meaning assigned to such term in Section 10.7(c).

       Assumed   Debt   Service  shall  mean   the   assumed
amortization of the outstanding Loans, calculated on the basis of a 25-year amortization and an 8.5% interest rate.

     Base Rate shall mean (a) from the date hereof through June 30, 1998, a rate per annum equal to the Prime Rate minus .75%, and (b) commencing July 1, 1998, but subject to
Section 1.13(e), continuing thereafter until the Loans are paid in full, a rate equal to the Prime Rate. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

      Base Rate Loan means a Loan bearing interest at the Base Rate.

      Borrowers mean MAAC and Mid-America, jointly, and, individually, a "Borrower".

      Borrowing shall have the meaning assigned to that term in Section 1.2.

      Borrowing Base is the limitation on the amount of the Loan which may be outstanding at any time and from time to time during the term of this Agreement. The Borrowing Base shall equal (a) the Advance Rate for Stabilized Properties which at the time of determination are subject to the Mortgages plus (b) the Advance Rate for Development Projects which at the time of determination are subject to Mortgages; provided, however, the amount available under (b) above shall in no event exceed $50,000,000 in the aggregate at any one time outstanding.

      Borrowing Base Certificate shall mean a certificate substantially in the form of Exhibit F, duly executed by the Certifying Officer, setting forth in reasonable detail the calculations for each component of the Borrowing Base.

      Borrowing Notice shall have the meaning assigned to that such term in Section 2.1.

      Borrowing Rights of the Borrowers means the rights of the Borrowers under this Agreement to require the Lenders to make Loans.

      Business Day means a day other than a Saturday, Sunday or other day on which commercial banks in Birmingham, Alabama and New York, New York are authorized or required by law to close.

      Certificate of Occupancy shall mean a certificate of occupancy issued by the governmental authority in whose jurisdiction the subject Mortgaged Property lies, or such other comparable governmental approval if a certificate of occupancy is not utilized by the applicable governmental authority.

      Certifying Officer shall mean MAAC's chief financial officer.

      Claims shall have the meaning assigned to that term in
Section 10.4.

      Code shall mean the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

      Commitment shall mean the portion of the Loans to be made available by a Lender.

      Controlled Group means, for a Borrower, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

      Conversion means shall have the meaning assigned to that term in Section 2.4.

      Conversion Date shall mean the date on which a Conversion occurs.

      Conversion Notice shall have the meaning assigned to that term in Section 2.4.

      Curative Measure shall mean the repairs, renovations and replacements recommended for immediate action for an Apartment Community in an Inspection Report.

     Debt of a Person at a date means, without duplication,
              -  all  obligations of the Person for  borrowed
     money,   including  all  obligations  of   the   Person
     evidenced by bonds, debentures, notes or other  similar
     instruments,
              -  all  obligations of the Person  to  pay  the
     deferred purchase price of property or services, except
     trade   accounts  payable  and  deferred   compensation
     arising in the ordinary course of business,
              - all obligations of the Person as lessee under
     capital leases,
              -  all  Debt  of others secured by  a  Lien  on
     assets of the Person, whether or not the Debt is assumed by the Person,
              - all Debt of others Guaranteed by the Person,

              - all letters of credit, banker's acceptances, swap transactions and similar hedge agreements, and

              - all Debt of any partnership for which such Person is a general partner.

      Default means a condition or event that constitutes an event of default hereunder or that with the giving of notice or lapse of time or both would, unless cured or waived, become a Default, as more specifically set forth in Section 7.

      Development Project is a real property which is  being
developed  into,  or  upon  which  improvements  are   being
constructed to enable it to become, an Apartment Community.

      EBITDA  shall mean, on a consolidated basis,  earnings
before   interest,  taxes,  depreciation  and  amortization,
calculated in accordance with GAAP.

     Environmental Laws means all applicable local, state or federal laws, rules or regulations pertaining to environmental regulation, contamination or cleanup, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 or any state lien or superlien or environmental cleanup statutes.

     ERISA means the Employee Retirement Income Security Act of 1974.

     Eurocurrency Reserve Requirements for any day means the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Federal Reserve Board and any other banking authority to which a Lender is subject and applicable to 'eurocurrency liabilities', as such term is defined in Regulation D of the Federal Reserve Board, or any similar category of assets of liabilities relating to eurocurrency fundings. Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

     Eurodollar Borrowing means a Borrowing bearing interest at the Eurodollar Rate.

      Eurodollar Loan means a Loan bearing interest at the Eurodollar Rate.

      Eurodollar Rate shall mean the LIBOR Rate, plus the applicable Margin.

      Existing Letters of Credit means (a) that certain letter of credit issued by AmSouth Bank, dated July 7, 1997, in an amount not to exceed in the aggregate $7,230,903.00, bearing Letter of Credit No. S314065; (b) that certain letter of credit issued by AmSouth Bank, dated May 6, 1996, in an amount not to exceed in the aggregate $168,000, bearing Letter of Credit No. S312398; (c) that certain letter of credit issued by AmSouth Bank, dated January 29, 1997, in an amount not to exceed in the aggregate $455,778.21, bearing Letter of Credit No. S312294; (d) that certain letter of credit issued by AmSouth Bank, dated December 19, 1997, in an amount not to exceed in the aggregate $6,057,206, bearing Letter of Credit No. S314660;
(e) that certain letter of credit issued by AmSouth Bank, dated January 15, 1998, in an amount not to exceed in the aggregate $11,005,940, bearing Letter of Credit No. S314760; and (f) any and all replacements and substitutions of any of the letters of credit discussed in (a), (b), (c), (d) and
(e).

      Expenses of a Person means the Person's reasonable out of pocket expenses (including reasonable fees and expenses of the Person's outside counsel) and reasonably allocable expenses of counsel who are employees of the Person.

      Fair Market Value shall be determined quarterly, on a "Net Operating Income" basis, not later than the twenty second (22nd) day of each calendar quarter, but as of the last day of the immediately preceding calendar quarter, from the Effective Date until the Termination Date of the Loans, by dividing the prior calendar quarter's annualized Adjusted NOI of Stabilized Properties subject to Mortgages by 9.5%.

      Federal Funds Rate for a day means the rate per annum (rounded upwards, if necessary, to the nearest 0.01%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the day, as published by the Federal Reserve Bank of New York on the Business Day following that day, provided that:

             - if the day is not a Business Day, the Federal Funds Rate for the day shall be the rate on such transactions on the preceding Business Day as so published on the following Business Day, and
             - if no such rate is so published on the following Business Day, the Federal Funds Rate for the day shall be the average rate on such transaction quoted to the Administrative Agent on the day by three federal funds brokers of recognized standing selected by the Administrative Agent.

      Federal Reserve Board means the Board of Governors of the Federal Reserve System.

      Fees  shall mean, collectively, the fees described  in
Section 1.11(a) through (e), both inclusive.

      Funds  from  Operations has the  meaning  assigned  in
Section 6.7.

      GAAP means generally accepted accounting principles in the United States of America in effect from time to time, consistently applied.

       Hazardous Substances shall mean and include all hazardous and toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos and raw materials which include hazardous constituents), or any other similar substances or materials which are included under or regulated by any applicable Environmental Laws.

      Initial Properties shall mean the Properties listed on
Schedule 2.

       Inspection Report shall mean the written report commissioned by the Administrative Agent as part of the due diligence process for determining whether an Apartment
Complex may become a Mortgaged Property.

     Interest Period shall have the meaning assigned to that term in Section 1.12.

     Lenders shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

      Letter(s) of Credit shall have the meaning assigned to that term in Section 1.8.

     Letter of Credit Facility shall mean the portion of the Aggregate Commitment that may be utilized for the issuance of Letters of Credit, not to exceed $60,000,000 at any one time.

     LIBOR for an Interest Period means

              - the interest rate per annum for deposits in U.S. dollars for a maturity most nearly comparable to the Interest Period that appears on page 3750 (or a successor page) of the Dow Jones Telerate Screen as of 11 a.m., London time, on the second Business Day before the first day of the Interest Period, or
              - if such rate does not so appear on the Dow Jones Telerate Screen, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which U.S. dollar deposits
     approximately   equal  in  principal  amount   to   the
     Administrative Agent's portion of such Borrowing and for a maturity comparable to the Interest Period, are
     offered   to  the  principal  London  office   of   the
     Administrative Agent in immediately available funds in the London interbank market at approximately 11 a.m., London time, on the second Business Day before the first day of the Interest Period.

      Lien means, for an asset, a mortgage, lien (including without limitation statutory liens), pledge, charge, security interest or encumbrance of any kind in respect of the asset, including the interest of a vendor or lessor under a conditional sales agreement, capital lease or other title retention agreement, or any preferential arrangement of any kind.

      Loan Documents shall mean this Agreement, the Notes, the Mortgages, any other instrument or document at any time evidencing or securing the Loans, and any other instrument or document executed by the Borrowers or any Subsidiary with or in favor of the Administrative Agent or the Lenders in connection with the Loans.

      Loans shall have the meaning assigned to such term  in
Section 1.1, and, individually, a Loan.

      MAAC shall have the meaning given to such term in the introductory paragraph of this Agreement.

      Management Fees means, with respect to each Apartment Community for any period, an amount equal to five percent (5%) of the aggregate rent due and payable for such period under leases with tenants at such Apartment Community.

     Margin shall mean (a) from the date hereof through June 30, 1998, one and one-quarter percent (1.25%) and (b) commencing July 1, 1998, but, subject to Section 1.13(e), continuing thereafter until the Loans are paid in full, two percent (2%).

      Margin Stock means 'margin stock' as defined in Regulation U of the Federal Reserve Board.

      Material Officer shall have the meaning assigned to such term in Section 7.1(l).

     Maturity Date means November 24, 1999.

      Mid-America shall have the meaning given to such term in the introductory paragraph of this Agreement.

     Moody's shall mean Moody's Investors Service, Inc.

      Mortgage shall mean any deed of trust, mortgage, deed to secure debt, or other similar lien instrument, executed by the Borrowers or a Subsidiary for the purpose of securing the Loans, and constituting a valid first lien upon or security title in an Apartment Community.

     Mortgaged Property shall mean the Stabilized Properties and Development Projects subject to the lien of a Mortgage.

      Net Operating Income or NOI means, with respect to any Apartment Community for the most recent two calendar quarters, "actual property rental and other income" (as determined by GAAP) attributable to such Apartment Community accruing for such period, minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operations of such Apartment Community for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs. In calculating NOI attributable to any Apartment Community first acquired or opened by either Borrower during a quarter, "actual property rental and other income" and expenses shall be adjusted for the purposes of this definition to reflect the full amount of "actual property rental and other income" and expenses that would have been attributable to such Apartment Community if it had been owned or opened for the full quarter.

     Net Operating Loss for any period shall mean the amount
by   which   expenses  exceed  income,  all  determined   in
accordance with GAAP.

      Net Worth or Tangible Net Worth means the sum of consolidated shareholders' equity and minority interests in MAAC, determined in accordance with GAAP, reduced by the amount of any intangible assets of MAAC, determined in accordance with GAAP.

      Notes shall have the meaning assigned to such term  in
Section 1.4.


      Notice  Addresses shall have the meaning  assigned  in
Section 10.1.

      Obligor shall mean either Borrower or any Subsidiary granting a Mortgage to secure the Loans.

     Office of a Lender means the Lender's office designated as its office and located at the address set forth on
Schedule 3, or such other office as the Lender designates as its office by notice to the Borrowers and the Administrative Agent.

      Participant shall have the meaning assigned to such term in Section 10.7(b).

    PBGC means the Pension Benefit Guaranty Corporation.

      Pension Plan at a time means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is either (a) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

       Person   means   an  individual,  a  corporation,   a
partnership, an association, a trust or any other entity  or
organization,   including   a   government   or    political
subdivision or an agency or instrumentality thereof.

      Prime Rate means the per annum rate of interest publicly announced by the Administrative Agent as its Prime Rate at its principal office in Birmingham, Alabama. Each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

      Project Budget means the total cost of a particular phase of a Development Project, not to exceed $20,000,000 for any one such phase of a Development Project.

      Proportionate Share means the respective pro rata interests of the Lenders in the Aggregate Commitment and in the Loans.

      Register shall have the meaning assigned to such term in Section 10.7(f).

      Regulatory Action means the adoption of an applicable law, rule or regulation, or a change therein, or a change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender (or its Office) with a request or directive (whether or not having the force of law) of the authority, central bank or comparable agency.

      Related Person shall mean any Person (i) which now or hereafter directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with either Borrower, or (ii) which now or hereafter beneficially owns or holds ten percent (10%) or more of the partnership interests of Mid-America, or ten percent (10%) or more of the capital stock of MAAC, or (iii) ten percent (10%) or more of the capital stock, partnership interest or other form of ownership interest of which is beneficially owned or held by either Borrower. For the purposes hereof, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or interests, by contract or otherwise.

      Responsible Officer shall have the meaning ascribed to that term in Section 1.7 hereof.

     S&P means Standard & Poor's Corporation or a successor.

      Stabilized Property shall mean an Apartment  Community
(a) for which a Certificate of Occupancy has been issued for the entire Apartment Community, or the Borrowers shall furnish satisfactory proof to the effect that the improvements for the entire Apartment Community have been completed and that the local government having jurisdiction does not issue a Certificate of Occupancy; and (b) which has achieved an occupancy rate of at least eighty percent (80%) for at least the immediately preceding two (2) consecutive months.

      Subsidiary means a corporation, partnership or other legal entity, the voting interest of which is one hundred percent (100%) directly or indirectly owned by either MAAC and/or Mid-America.

       Subsidiary Guaranty means the guaranty agreement executed or to be executed by each Subsidiary executing a Mortgage, in the form attached hereto as Exhibit H.

      Swing Line Facility shall have the meaning assigned to such term in Section 1.7.

      Swing Line Facility Note shall mean that certain promissory note executed by the Borrowers in the principal amount of $6,000,000, evidencing the Swing Line Facility.

      Tax includes any present or future tax, assessment or governmental charge or levy.

      Tax Form shall have the meaning assigned to that term in Section 9.6.

      Termination Date shall mean the earlier of (a) the Maturity Date or (b) the date as of which the Borrowers shall have terminated the Lenders' commitment under the provisions of Section 1.15 hereof, or (c) the Lenders have terminated this Agreement under the provisions of Section 7 hereof.

      Total Annualized Debt Service on Indebtedness shall mean for any period the aggregate amount of principal and interest payments including capitalized interest for construction purposes due for such period upon Debt, but excluding balloon payments.

      Total Annualized Fixed Charges shall mean for any period the aggregate amount of preferred stock distributions, principal, and interest (including capitalized interest for Development Projects) due for such period upon Debt, but excluding balloon payments.

      Total Development and Joint Venture Investment shall mean the aggregate from time to time of (i) a Borrower's expenditures with respect to any Apartment Community for land acquisition, development and construction costs until a Certificate of Occupancy is received for such entire Apartment Community (or, if no Certificate of Occupancy is available from the local governmental authority having jurisdiction until all construction of the entire Apartment Community has been completed), plus (ii) the amount of funds or other assets invested by a Borrower in any joint venture arrangement with any Person, whether or not a Related Person.

      Total Liabilities shall mean the aggregate amount of all liabilities of both Borrowers, from time to time outstanding, calculated on a consolidated basis, in accordance with GAAP, applied on a consistent basis. (For the purposes hereof, with respect to indebtednesses of any joint venture in which a Borrower is a party, such Borrower's pro rata share of the joint venture's liabilities shall be considered a liability of such Borrower, if such joint venture liability is non-recourse; but if such joint venture liability is a recourse obligation, the total amount of such joint venture liability shall be considered a liability of the Borrower.)

      Total  Market  Value  of Assets shall  mean,  for  any
calendar  quarter, the EBITDA for the most  recent  two  (2)
calendar quarters, multiplied by the integer two (2) (thereby converting the calendar quarter's EBITDA to an annualized amount), and then multiplying the result so obtained by the integer ten (10).

       Two-Thirds of the Lenders means Lenders having Commitments aggregating at least two-thirds of the Aggregate Commitment except that if the Borrowers' Borrowing Rights have terminated or for purposes of Section 7.2 (Action on Event of Default),

      Two-Thirds of the Lenders means Lenders having two thirds of the aggregate unpaid principal amount of all Loans to the Borrowers.

     Unfunded Amount shall have the meaning assigned to such term in Section 2.3.

                Unfunded Vested Liabilities for a Pension Plan at a time means the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under the Pension Plan exceeds (ii) the fair market value of all Pension Plan assets allocable to such benefits, all determined as of the then most recent valuation date for the Pension Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Pension Plan under Title IV of ERISA.

               Withdrawal Liability means liability to a multiemployer plan as a result of a complete or partial withdrawal from the multiemployer plan, as such terms are defined in Part I of Subtitle E of ERISA.

                Work Completed means the extent to which construction has been completed on a Development Project at the point of determination.

     11.2. Accounting terms and determinations

                Unless otherwise stated, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements of a Borrower required to be delivered under this Agreement shall be prepared in accordance with GAAP.

     11.3. Miscellaneous usages

                In this Agreement, unless otherwise stated or the context otherwise clearly requires, the following usages apply:

time periods

                In computing periods from a specified date to a later specified date, the words 'from' and 'commencing on' (and the like) mean 'from and including,' and the words 'to,' 'until' and 'ending on'( and the like) mean 'to but excluding.'


when action may be taken

                Any action permitted to be taken under this Agreement may be taken at any time and from time to time.

Birmingham, Alabama time

               All indications of time of day shall mean the time then in effect in Birmingham, Alabama.

'including'; 'or'

                'Including' means 'including, but not limited to.' 'A or B' means 'A or B or both.'

statutes and regulations

                 References to a statute include all regulations promulgated under or implementing the statute, as in effect at the relevant time.

agreements

                References to an agreement (including this Agreement) shall refer to the agreement as amended at the relevant time.

governmental agencies

                References to any governmental or quasi-governmental agency or authority shall include any successor agency or authority.

section references

               References to numbered sections in this Agreement shall refer to all included sections. For example, references to
          Section 6 shall also refer to Sections 6.1, 6.1(a), etc.

other defined terms

                Other defined terms are contained within the body of this Agreement.

List of Schedules

  Schedule 1        List of Lenders and Commitments

  Schedule 2             Initial Properties

  Schedule 3             Notice Addresses

  Schedule 4        Subsidiaries and Ownership


List of Exhibits

  Exhibit A              Notes (1.4)

  Exhibit B              Swingline Request (1.7)

  Exhibit C              Borrowing Notice (2.1)

  Exhibit D              Conversion Notice (2.4)

  Exhibit E              Attorney Opinion (3.1)

  Exhibit F              Borrowing Base Certificate (5.1)

  Exhibit G              Assignment (9.8)

  Exhibit H              Subsidiary Guaranty

  Exhibit I              Florida Restated Notes

  Exhibit J              Compliance Certificate




                          Signature page to
                      Revolving Credit Agreement
                         MID-AMERICA APARTMENT COMMUNITIES,
                         INC.

                           By    /s/ Simon R.C. Wadsworth
                           Name  Simon R.C. Wadsworth
                           Title CFO


                         MID-AMERICA APARTMENTS, L.P.

                           By Mid-America Apartments Communities,
                              Inc.
                           Its Sole General Partner
                           By    /s/  Simon R.C. Wadsworth
                           Name   Simon R.C. Wadsworth
                           Title  CFO





                          Signature page to
                      Revolving Credit Agreement




                              AMSOUTH BANK,
                              in its individual capacity as Lender
                              and as Administrative Agent


                              By____/s/ Lawrence Clark
                              Name___Lawrence Clark
                              Title__VP






                          Signature page to
                      Revolving Credit Agreement




                              HIBERNIA NATIONAL BANK


                              By____/s/ Susan Robinson
                              Name______Susan Robinson
                              Title_____Vice President







                          Signature page to
                      Revolving Credit Agreement


                              COLUMBUS BANK & TRUST COMPANY


                              By____/s/ Jon C. Dodds
                              Name______Jon C. Dodds
                              Title_____Sr. Vice President









                          Signature page to
                      Revolving Credit Agreement


                              COMMERZBANK  AKTIENGESELLSCHAFT, ATLANTA AGENCY

                              By_____/s/ Harry Yergey
                              Name   Harry Yergey
                              Title__Senior Vice President
                              By_____/s/ Eric Kagerer
                              Name___Eric Kagerer
                              Title__Vice President








                          Signature page to
                      Revolving Credit Agreement


                              PNC BANK, NATIONAL ASSOCIATION
                              By    /s/ Lee K. Zoller
                              Name   Lee K. Zoller
                              Title  Assistant Vice President







                          Signature page to
                      Revolving Credit Agreement


                              FIRST TENNESSEE BANK, N.A.


                              By   /s/ Rick Neal
                              Name   Rick Neal
                              Title  SVP






                          Signature page to
                      Revolving Credit Agreement


                              NATIONAL BANK OF COMMERCE


                              By    /s/ Billy Frank
                              Name     Billy Frank
                              Title    Assistant Vice President







                          Signature page to
                      Revolving Credit Agreement


                              MELLON BANK, N.A.


                              By   /s/ Wayne P. Robertson
                              Name   Wayne P. Robertson
                              Title   Vice President




                              SCHEDULE 1


  List of Lenders             Commitments:                 Percentage:


AmSouth Bank                  $37,000,000                        18.5%

Hibernia National Bank         28,000,000                        14.0%

Columbus Bank & Trust Company  15,000,000                         7.5%

First Tennessee Bank, N.A.     20,000,000                        10.0%

Commerzbank                    24,000,000                        12.0%
 Aktiengesellschaft,
 Atlanta Agency

PNC Bank, National Association 28,000,000                        14.0%

National Bank of Commerce      20,000,000                        10.0%

Mellon Bank, N.A.              28,000,000                        14.0%
                            _____________                       ______
TOTAL                        $200,000,000                       100.0%








                              SCHEDULE 2

                     [List of Initial Properties]

                                                          Availability
Property                      Advance Rate               as of 3/20/98

I.  Stabilized Properties:

1.  Paddock Club Huntsville (AL)        60%               4,980,000.00

2.  Anatole (FL)                        60%               5,106,000.00

3.  Whisperwood (GA)                    60%              13,980,000.00

4.  Whisperwood Spa I (GA)              60%               9,060,000.00

5.  Woods (TX)                          60%               6,960,000.00

6.  Township (VA)                       60%               6,210,000.00

7.  Paddock Club Brandon I (FL)         60%              12,600,000.00

8.  Paddock Club Greenville (SC)        60%               7,680,000.00

9.  Paddock Club Columbia I (SC)        60%               6,240,000.00

10. Paddock Club Columbia II (SC)       60%               4,800,000.00

11. Paddock Club Tallahassee (FL)       60%               5,700,000.00

12. Reflection Pointe (MS)              60%               7,830,000.00

13. Paddock Park Ocala II (FL)          54.5%             7,957,000.00

14. Colony at Southpark (SC)            60%               4,500,000.00

15. Walden Run (GA)                     60%               8,259,000.00

16. Lane at Towne Crossing (TX)         60%               6,840,000.00


II.  Development Projects:

1.  Paddock Club              50% of cost                 2,553,832.00
    Huntsville II (AL)

2.  Whisperwood Spa II (GA)   50% of cost                 3,153,809.00

3.  Paddock Club Gainesville  50% of cost                    96,492.00
    (FL)

4.  Paddock Club Brandon II   50% of cost                         0.00
    (FL)

5.  Paddock Club Mandarin     50% of cost                 6,306,681.00
    (FL)
                                                       _______________
TOTAL
BORROWING BASE                                         $130,812,814.00







                              SCHEDULE 3

                          [Notice Addresses]

AmSouth Bank
Real Estate Department
9th Floor
AmSouth/Sonat Building
1900 5th Avenue North
Birmingham, Alabama  35203
Attention: Mr. Lawrence B. Clark

Hibernia National Bank
313 Carondolet Street
Suite 1400
New Orleans, Louisiana  70130
Attention:  Edward "Skip" Santos

Columbus Bank & Trust Company
Real Estate Lending/Main Office
4th Floor
1148 Broadway
Columbus, Georgia  31902
Attention:  Mr. Jon C. Dodds

First Tennessee Bank, N.A.
1st Floor-Real Estate 165 Madison Avenue
Memphis, Tennessee 38103
Attention:  Ms. Jennifer Andrews

Commerzbank Aktiengesellschaft, Atlanta Agency
Promenade Two, Suite 3500
Atlanta, Georgia  30309
Attention:  Mr. Eric Kagerer

PNC Bank, N.A.
500 West Jefferson Street, Suite 1200
Louisville, Kentucky  40202 Attention:
Mr. Lee K. Zoller

National Bank of Commerce
7770 Poplar Avenue
Suite 105
Germantown, Tennessee  38138
Attention:  Mr. Billy Frank

Mellon Bank, N.A.
One Mellon Bank Center
Suite 2915
Pittsburgh, Pennsylvania  15258
Attention:  Mr. Wayne Robertson

Mid-America Apartment Communities, Inc.
6584 Poplar
Suite 340
Memphis, Tennessee  38138
Attention:  Mr. Simon R.C. Wadsworth

Mid-America Apartments, L.P.
6584 Poplar
Suite 340
Memphis, Tennessee  38138
Attention:  Mr. Simon R.C. Wadsworth




                              SCHEDULE 4
                     [Subsidiaries and Ownership]


Paddock Club Huntsville, A Limited Partnership, a Georgia limited partnership

Paddock   Club   Tallahassee,  A  Limited   Partnership,   a   Georgia
limited partnership

Paddock Club Brandon, A Limited Partnership, a Georgia limited partnership

Paddock Park Ocala II, A Limited Partnership, a Georgia limited partnership

Whisperwood Associates, A Limited Partnership, a Georgia limited partnership

Whisperwood Spa & Club, A Limited Partnership, a Georgia limited partnership

Paddock Club Greenville, A Limited Partnership, a Georgia limited partnership

Paddock Club Wildewood, A Limited Partnership, a Georgia limited partnership

Paddock Club Columbia Phase II, A Limited Partnership, a Georgia limited partnership

Mid-America    Apartments   of   Texas,   L.P.,   a   Texas    limited
partnership





                           EXHIBIT A
                              NOTE
                                              Birmingham, Alabama
                                            _______________, 1998
           For value received, Mid-America Apartment Communities, Inc., a Tennessee corporation, and Mid-America Apartments, L.P., a Tennessee limited partnership (jointly, the "Borrowers"), jointly and severally promise to pay to the order of _____________________, a banking association (the "Lender"), for the account of its Lending Office, the principal sum of
_______________  Million  and  No/100  Dollars  ($__,000,000.00),   or
such lesser amount as shall equal the unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement.

                     All such payments of principal and interest shall be made in lawful money of the United States of America in Federal or other immediately available funds at the office of AmSouth Bank, 1900 5th Avenue North, Birmingham, Alabama, 35203, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                 All Loans made by the Lender, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the joint and several obligations of the Borrowers hereunder or under the Credit Agreement. The books and records of the Administrative Agent shall be prima facie evidence of all sums due Lender.

           This Note is one of the Notes evidencing Loans referred to in, and is entitled to the benefits of, the Revolving Credit Agreement (Amended and Restated) dated as of March 16, 1998, among the Borrowers, the Lenders listed on the signature pages thereof and AmSouth Bank, as Administrative Agent (as the same may  be  amended,  supplemented and modified from time  to  time,  the
"Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrowers to pay all costs of collection, including reasonable attorneys fees, in the event this Note is collected by law or through an attorney at law.

                 Each Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                This Note shall be governed by and construed in accordance with the laws of the State of Alabama.


                IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                              MID-AMERICA   APARTMENT   COMMUNITIES, INC.,
                              a Tennessee corporation

                              By______________________________
                                Its___________________________



                              MID-AMERICA APARTMENTS, L.P.,
                              a Tennessee limited partnership

                              By Mid-America Apartment Communities, Inc.
                              Its Sole General Partner

                              By______________________________
                                Its___________________________







                  LOANS AND PAYMENTS OF PRINCIPAL
        Base Rate or             Amount of
        Euro-Dollar   Amount of  Principal  Maturity   Notation
Date    Loan          Loan       Repaid     Date       Made By


_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________









                                   EXHIBIT B
                              SWING LINE REQUEST
[Date]______________________


AmSouth Bank, as Administrative Agent

RE: Revolving Credit Agreement dated as of March 16, 1998, between Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., the Lenders parties thereto, and AmSouth Bank, as Administrative Agent (as amended, supplemented or modified from time to time, the "Credit Agreement"; capitalized terms used but not defined in this Request have the meanings given them in the Credit Agreement)

Ladies and Gentlemen:

           Pursuant to Section 1.7 of the Credit Agreement, the undersigned Borrowers request an Advance under the Swing Line
Note as follows:

          Date of Borrowing _____________ ___, 199____; and

            Aggregate principal amount $_____________.


The  net  proceeds of the Borrowing are to be [deposited  in  our
account  with  you, No.             ] [wire to [bank],  A.B.A.  #
, reference        ].

           Any questions regarding this notice should be directed to [contact Person].

                         MID-AMERICA APARTMENT COMMUNITIES, INC.

                         By:__________________________
                          Title:______________________
                         By:__________________________
                          Title:______________________




                         MID-AMERICA APARTMENTS, L.P.

                         By:  Mid-America Apartment Communities,

                          Inc. Title:  The Sole General Partner

                         By:__________________________
                          Title:______________________
                         By:__________________________
                          Title:______________________








                             EXHIBIT C




                         BORROWING NOTICE




[Date]




AmSouth Bank, as Administrative Agent

RE: Revolving Credit Agreement dated as of March 16, 1998, between Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., the Lenders parties thereto, and AmSouth Bank, as Administrative Agent (as amended, supplemented or modified from time to time, the "Credit Agreement"; capitalized terms used but not defined in this Notice have the meanings given them in the Credit Agreement)

Ladies and Gentlemen:

           Pursuant  to Section 2.1 of the Credit Agreement,  the

undersigned Borrowers request a Borrowing, as follows:

          Date of Borrowing:  _____________ ___, 199____;

          Aggregate principal amount: $_____________;

          Interest Rate  (check one):

               __ (a)  Eurodollar Rate; or

               __ (b)  Base  Rate  (If Base Rate is  selected,
                       accrued  interest  will  be payable on
                       the first day of each month.)

           Interest  Period  (if Eurodollar  Rate  is  selected):
                 circle one: 30 or 60 days.

                The Borrowing [is/is not] to be utilized for a Development Project. If the Borrowing is related to a Development Project, such Development Project is known as ______________________________________, and evidence of the Work Completed is attached hereto.

The  net  proceeds of the Borrowing are to be [deposited  in  our
account  with  you, No.             ] [wire to [bank],  A.B.A.  #
, reference        ].

           Any questions regarding this Notice should be directed to [contact person].

                         MID-AMERICA APARTMENT COMMUNITIES, INC.

                         By:_____________________________________
                          Title:_________________________________
                         By:_____________________________________
                          Title:_________________________________



                         MID-AMERICA APARTMENTS, L.P.

                         By:  Mid-America Apartment Communities, Inc.
                          Title:  The Sole General Partner

                         By:_____________________________________
                          Title:_________________________________
                         By:_____________________________________
                          Title:_________________________________







                                   EXHIBIT D
                               CONVERSION NOTICE


[Date]

AmSouth Bank, as Administrative Agent

RE: Revolving Credit Agreement dated as of March 16, 1998, between Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., the Lenders parties thereto, and AmSouth Bank, as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used but not defined in this Notice have the meanings given them in the Credit Agreement)

Ladies and Gentlemen:

           Pursuant to Section 2.4 of the Credit Agreement, the undersigned Borrowers request a Conversion of certain Borrowings, as follows:

     Conversion date:

     Borrowings to be converted:

            Borrowing or Conversion date: _____________

            Type:  _____________

            Interest Period:  _____________

           [Repeat as necessary]

     Aggregate unpaid principal amount of Borrowings to be converted: $


            To be converted into the  following Borrowings:


            Type:  _____________

            Principal amount:  _____________

            Interest Period: _____________

            [Repeat as necessary]

           Any questions regarding this Notice should be directed to [contact person].


                         MID-AMERICA APARTMENT COMMUNITIES, INC.

                         By:
                          Title:


                         MID-AMERICA APARTMENTS, L.P.

                         By:  Mid-America Apartment Communities, Inc.
                          Title:  The Sole General Partner


                         By:
                          Title:






                                 EXHIBIT E

                   FORM OF OPINION OF COUNSEL TO BORROWERS

                                            _______________, 1998
To the Lenders and the Administrative
     Agent referred to below
c/o AmSouth Bank, as Administrative Agent


Ladies and Gentlemen:

           I am Counsel for Mid-America Apartment Communities, Inc., a Tennessee corporation ("MAAC") and Mid-America Apartments, L.P., a Tennessee limited partnership ("Mid-America") (jointly, the "Borrowers") and have acted as counsel for the Borrowers in connection with the Revolving Credit Agreement dated as of ________ ___, 1998 (the "Credit Agreement") between the Borrowers, the Lenders parties thereto, and AmSouth Bank, as Administrative Agent. Terms defined in the Credit Agreements are used herein as therein defined.

           I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed the due execution and delivery of the Credit Agreement by the Administrative Agent and the Lenders.

           Upon the basis of the foregoing, I am of the opinion that:

           1. MAAC is a real estate investment trust, duly incorporated, validly existing and in good standing under the laws of the State of Tennessee, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            2. Mid-America is a limited partnership duly incorporated, validly existing and in good standing under the laws of the State of Tennessee, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

           3. [Same opinion as 1 for each corporate Subsidiary and same as 2 for each partnership Subsidiary, executing a Guaranty and a Mortgage on the closing date].

           4. The execution, delivery and performance by the Borrowers of the Credit Agreement and the Borrowings thereunder are within each Borrower's corporate or partnership, as the case may be, powers, have been duly authorized by all necessary corporate or partnership, as the case may be, action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, by-laws or partnership agreement of either Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon either Borrower or result in the creation or imposition of any Lien on any asset of a Borrower or any of its Subsidiaries.

           5. [Same opinion as 4 for each Subsidiary signing a Guaranty and a Mortgage on the closing date.]

           6. The Notes and the Credit Agreement have been duly executed and delivered by each Borrower and constitute the valid and binding agreement of the Borrowers, enforceable in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforcement of the Borrowers' obligations under the Credit Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law.)

           7. [Same opinion as 6 as relates to execution, delivery and enforceability of Guaranty and Mortgage by each Subsidiary.]

           8. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, either Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of a decision that could materially adversely affect the business, consolidated financial position or consolidated results of operations of either Borrower and its consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Notes and the Credit Agreement.

           9. The use of proceeds of any Loan under the Credit Agreement, in the manner contemplated in the Credit Agreement, will not entail a violation of any of the provisions of Regulation G, U, T or X of the Board of Governors of the Federal Reserve System.

          10. Neither Borrower is an 'investment company' within the meaning of the Investment Company Act of 1940 or a 'holding company' within the meaning of the Public Utility Holding Company
Act of 1935.

             I am admitted to practice law in the State of Tennessee, and in giving the opinions set forth above, I express no opinion as to any laws other than the federal laws of the United States


                                Very truly yours,






                         BORROWING BASE CERTIFICATE
                                EXHIBIT F



FOR THE ________________ Quarter 199__

PART I    BORROWING BASE CALCULATION

     A.   Stabilized Properties

PROPERTY  UNITS  REVENUE/  NOI  MGMNT   CAP.EX.  ADJSTD  CAPPED     AVAILABLE
                  1,000         FEE5%  ($200/u)    NOI   AT 9.5%        60%





     B.   Development Projects

PROPERTY         PROJECT        COSTS TO                    AVAILABILITY TO
                 BUDGET         DATE                        DATE (AT 50%)


              BORROWING BASE                                ______________
                                                            $_____________




PART II            Representations and Warranties; Events of Default

      1)    The representations and warranties set forth  in  the
Agreement  are  true  and  correct  as  of  the  date   of   this
Certificate.

     2) No Event of Default, or event which would constitute an event of Default with the passage of time or giving of notice or both, has occurred under the Agreement, except as follows:
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

                         Dated this _____ day  of ______________, 199___.

                          MID-AMERICA APARTMENT COMMUNITIES, INC.

                            BY____________________________________
                            ITS___________________________________


                          MID-AMERICA  APARTMENTS, L.P.
                            BY MID-AMERICA APARTMENT COMMUNITIES, INC.
                            ITS  SOLE  GENERAL PARTNER
                                 BY________________________________
                                 ITS_______________________________







                                 Exhibit G


                    ASSIGNMENT AND ASSUMPTION AGREEMENT


           This Agreement is dated as of _________, 199_, between __________________ (the "Assignor"), ________________ (the
"Assignee"), Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. (the "Borrowers"), and AmSouth Bank, as Administrative Agent (the "Administrative Agent").

                          R E C I T A L S

           A. This Assignment and Assumption Agreement (the "Agreement") relates to the Revolving Credit Agreement dated as of March 16, 1998, between the Borrowers, the Assignor and the other Lenders party thereto, as Lenders, and the Administrative Agent (as amended, modified and supplemented from time to time, the "Credit Agreement"). Except as otherwise provided herein, terms used in this Agreement shall have the meanings given them in the Credit Agreement.

           B.    The  Assignor  is  obligated  under  the  Credit
Agreement to make Loans to the Borrowers in an aggregate unpaid principal amount not to exceed $[_______________].

           C. At the date of this Agreement, the aggregate unpaid principal amount of the Assignor's Loans to the Borrowers is $[_____________].

           D. The Assignor proposes to assign to the Assignee all of the Assignor's rights under the Credit Agreement in respect of $[_______________] of its Commitment (the "Assigned Commitment Amount") together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the Assignor's corresponding obligations on such terms.


                         A G R E E M E N T


           The parties, intending to be legally bound, agree as follows:

          1. Assignment. The Assignor hereby assigns and sells to the Assignee all of the Assignor's rights under the Credit Agreement to the extent of the Assigned Commitment Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the Assignor's obligations under the Credit Agreement to the extent of the Assigned Commitment Amount, including the purchase from the Assignor of the corresponding portion of the unpaid principal amount of the Loans made by the Assignor. Upon the execution and delivery of this Agreement by the parties and the payment of the amounts specified in Section 2 required to be paid on the date of this Agreement, as of [effective date1/:

                (i) the Assignee shall succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Commitment equal to the Assigned Commitment Amount; and

                (ii) the Commitment of the Assignor shall be reduced by a like amount [like amounts] and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

The assignment provided for in this Agreement shall be without recourse to the Assignor.

           2. Payments. As consideration for the assignment and sale effected in paragraph 1 above, the Assignee shall pay the Assignor on the date(s) and in the amount(s) previously agreed between them. Facility Fees accrued to but not including the date of this Agreement in respect of the Assigned Commitment Amount are for the account of the Assignor and such fees accruing from and including the date of this Agreement are for the account of the Assignee. If the Assignor or Assignee receives any amount under the Credit Agreement that is for the account of the other, it shall promptly pay such other party.

           3. Consent of the Borrowers2/ and acknowledgment of the Administrative Agent. Pursuant to Section 10.7 of the Credit Agreement, each Borrower consents to, and the Administrative Agent acknowledges, the assignment and assumption provided in this Agreement.

           4. Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency or financial condition or statements of the Borrowers or the validity and enforceability of the obligations of the Borrowers under the Credit Agreement. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

           5. Alabama law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

           6. Counterparts. This Agreement may be executed in counterparts.



                    [Assignor]

                    By:

                    Title:



                    [Assignee]

                    By:

                    Title:


        [Borrowers' consent not required if Assignee is a Lender]

     The undersigned consent to the foregoing assignment:


                         MID-AMERICA APARTMENT COMMUNITIES, INC.
                         By:
                          Title:
                         By:
                          Title:




                         MID-AMERICA APARTMENTS, L.P.

                         By:  Mid-America Apartment Communities, Inc.
                           Title:  The Sole General Partner

                         By:
                          Title:

                         By:
                          Title:









                                   EXHIBIT H

                               GUARANTY AGREEMENT


      THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of ____________, 199_ (this "Guaranty"), is made by
__________________________, a ____________ (the "Guarantor"),  of
the obligations of Mid-America Apartment Communities, Inc., a Tennessee corporation, and Mid-America Apartments, L.P., a Tennessee limited partnership (jointly, the "Borrowers"), under the Credit Agreement (defined below) among the Borrowers, AmSouth Bank, as Administrative Agent (the "Administrative Agent"), and the lenders parties to the Credit Agreement (singly, a "Lender" and collectively, the "Lenders").


                            BACKGROUND

     1. The Borrower, the Administrative Agent, and the Lenders have entered into a Revolving Credit Agreement, dated as of March 16, 1998 (said Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

      2. Pursuant to the Credit Agreement, the Borrowers may, subject to the terms of the Credit Agreement, request that the Lenders make Advances.

      3. It is a condition precedent to the obligation of the Lenders to make such Advances that the Guarantor guarantee repayment thereof upon the terms and conditions set forth herein.

      4. The Guarantor is a Subsidiary of one of the Borrowers and the Borrowers and the Guarantor are members of the same consolidated group of companies and partnerships and are engaged in related businesses.

      5.    The  partners,  members, or board  of  directors,  as
applicable, of the Guarantor have determined that (i) the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of the Guarantor's business and (ii) the Advances may reasonably be expected to benefit, directly or indirectly the Guarantor.

      6. The Guarantor desires to induce the Lenders to make such Advances.




                         A G R E E M E N T

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit
Agreement, the Guarantor hereby agrees as follows:

     1.   Guaranty

           (a) The Guarantor, jointly and severally with any and all other guarantors of the Advances and the Loans, hereby unconditionally guarantees the full and punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, the Loans, and agrees to pay any and all expenses (including counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and any rights under this Guaranty.

           (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the
     Guarantor  in  respect of intercompany indebtedness  to  the
     Borrowers  or  other  Affiliates  or  Subsidiaries  of   the
     Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder) and treating as assets, subject to Paragraph 4(a) hereof, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of the Guarantor pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among the Guarantor and other Affiliates or Subsidiaries of the Borrowers of obligations arising under guaranties by such parties.
      2. Guaranty Absolute. The Guarantor guarantees that the Loans will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, and the other Loan Documents, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto; provided, however, nothing contained in this Guaranty shall require the Guarantor to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of the Guarantor hereunder are independent of the obligations of the Borrowers under the Credit Agreement and any Applicable Law. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

           (a) the taking or accepting of any other security or guaranty for any or all of the Loans, including any reduction or termination of the Commitments;

           (b) any increase, reduction or payment in full at any time or from time to time of any part of the Loans;

           (c) any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Documents or other agreement or instrument relating thereto, including but not limited by the unenforceability of all or any part of the Loans by reason of the fact that (i) the Loans and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Loans, or any part thereof, is ultra vires,
     (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

           (d) any lack of corporate or partnership power of the Borrowers, as the case may be, or any other Person at any time liable for the payment of any or all of the Loans;

            (e) any applicable bankruptcy, reorganization, insolvency, receivership, liquidation, arrangement, conservatorship, moratorium, or similar laws, rules or regulations, or principles of equity affecting the enforcement of creditors's rights generally ("Debtor Relief Laws") involving the Borrowers, the Guarantor or any other Person obligated on any of the Loans;

           (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Loans; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or the Administrative Agent to the Borrowers, the Guarantor, or any Person at any time liable for the payment of any or all of the Loans; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Documents and other agreement or instrument relating thereto without notification of the Guarantor (the right to such notification being herein specifically waived by the Guarantor);

          (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien therein or any lack of
     validity   or   enforceability  or   change   in   priority,
     destruction, reduction, or loss or impairment of value of any collateral or Lien therein;

           (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Loans;

           (i) the failure by any Lender or the Administrative Agent to make any demand upon or to bring any legal, equitable, or other action against the Borrowers or any other Person (including without limitation any other guarantor), or the failure or delay by any Lender or the Administrative Agent to, or the manner in which any Lender or the Administrative Agent shall, proceed to exhaust rights against any direct or indirect security for the Loans;

           (j) the existence of any claim, defense, set-off, or other rights which the Borrowers or the Guarantor may have at any time against the Borrowers, the Lenders, or any guarantor, or any other Person, whether in connection with this Guaranty, the other Loan Documents, the transactions contemplated thereby, or any other transaction;

           (k) any failure of any Lender or the Administrative Agent to notify the Guarantor of any renewal, extension, or assignment of the Loans or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or the Administrative Agent, it being understood that the Lenders and the Administrative Agent shall not be required to give the Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Loans;

          (l) any payment by the Borrowers to the Lenders or the Administrative Agent is held to constitute a preference under any Debtor Relief Law or if for any other reason the Lenders or the Administrative Agent is required to refund such payment or pay the amount thereof to another Person; or

           (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers, the Guarantor, any other guarantor or other Person liable on the Loans, including without limitation any defense by reason of any disability or other defense of the Borrowers, or the cessation from any cause whatsoever of the liability of the Borrowers, or any claim that the
     Guarantor's obligations hereunder exceed or are more burdensome than those of the Borrowers.

     This Guaranty shall continue to be effective or reinstated, as the case may be, if any time any payment of any of the Loans is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of either Borrower, the Guarantor or otherwise, all as though such payment had not been made.

      3. Waiver. To the extent not prohibited by Applicable Law, the Guarantor hereby waives: (a) promptness, protests, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protests, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in Paragraph 2 and of any other occurrence or matter with respect to any of the Loans, this Guaranty or any of the other Loan Documents; (b) any requirement that the Administrative Agent or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person or any collateral or pursue any other remedy in the Administrative Agent's or any Lender's power whatsoever; (c) any right to assert against the Administrative Agent or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against the Borrowers or either of them or other Person liable on the Loans; (d) any right to seek or enforce any remedy or right that the Administrative Agent or any Lender now has or may hereafter have against the Borrowers or either of them (to the extent permitted by Applicable Law); (e) any right to participate in any collateral or any right benefitting the Administrative Agent or the Lenders in respect of the Loans; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Loans or require suit against the Borrowers or either of them or any other Person.

      4. Subrogation and Subordination. The Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Borrowers or either of them that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Borrowers or either of them or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrowers or either of them, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Loans shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Loans, whether matured or unmatured, in accordance with the terms of the Credit Agreement. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Paragraph 4 is knowingly made in contemplation of such benefits. Notwithstanding anything to the contrary contained in this Paragraph 4, any waiver and release shall not be effective as to any such claim or entitlement or such subrogation and other rights that accrue after the indefeasible payment, performance and other satisfaction in full of the Loans, all other amounts payable under this Guaranty and termination of the Commitments.

      5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

           (a)   The  Guarantor  is  a  ___________________  duly
     organized, validly existing and in good standing under the laws of the State of _________; it has the power and authority to own its properties and assets and is in good standing and duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary, including, without limitation, every state in which it owns an Apartment Community.

           (b) The execution, delivery and performance by the Guarantor of this Guaranty are within the Guarantor's corporate or partnership, as the case may be, powers, have been duly authorized by all necessary corporate or partnership, as the case may be, action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws or partnership agreement of the Guarantor or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any Lien on any asset of the Guarantor.

           (c) There is no action, suit or proceeding pending against, or, to the knowledge of the Guarantor, threatened against or affecting, the Guarantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of an adverse decision that would materially adversely affect the business, financial position or results of operations of the Guarantor or that in any manner draws into question the validity or enforceability of this Guaranty.

           (d) The Guarantor is not a party to, nor subject to, any agreement or instrument, including, without limitation, any partnership agreement, partnership restrictions, voting trust or shareholders' agreement, materially and adversely affecting its business, Apartment Communities, or other assets, operations or condition (financial or otherwise).

           (e) To the best of the Guarantor's knowledge, (a) except strictly in compliance with all applicable Environmental Laws, no Hazardous Substances are located upon or have been stored, processed or disposed of on or released or discharged (including ground water contamination) from any Apartment Community owned or leased by the Guarantor, and (b) no aboveground or underground storage tanks exist on any of the Apartment Communities owned or leased by the Guarantor. No private or governmental lien or judicial or administrative notice or action related to Hazardous Substances or other environmental matters has been filed against any Apartment Community owned or leased by the Guarantor.

      6. Covenants. The Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. The Guarantor further covenants and agrees (a) punctually and properly to perform all of the Guarantor's covenants and duties under any Mortgage or other Loan Documents; (b) from time to time promptly to furnish the Administrative Agent with any information or writings which the Administrative Agent may reasonably request concerning this Guaranty; and (c) to notify promptly the Administrative Agent of any claim, action, or proceeding affecting this Guaranty.

      7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      8. Addresses for Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the respective addresses specified herein and to the attention of the individuals listed thereunder, or, as to any party, to such other addresses as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or if mailed, effective on the earlier of actual receipt or three (3) days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

      9. No Waiver; Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the other Loan Documents preclude any other or further exercise thereof or the exercise of any other right. Neither the Administrative Agent nor any Lender shall be required to (a) prosecute collection or seek to enforce or resort to any remedies against the Borrowers or either of them or any other Person liable on any of the Loans, (b) join the Borrowers or either of them or any other Person liable on any of the Loans in any action in which Lender prosecutes collection or seeks to enforce or resort to any remedies against the Borrowers or either of them or other Person liable on any of the Loans, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefitting, directly or indirectly) the Administrative Agent or any Lender by the Borrowers or either of them or any other Person liable on any of the Loans. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interest in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

      10. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender shall have made any demand under this Guaranty. Each Lender agrees promptly to notify the Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Lender under this Paragraph 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     11. Continuing Guaranty; Transfer of Notes. This Guaranty is an irrevocable continuing guaranty of payment and shall (a) remain in full force and effect until termination of the Commitments and final payment in full (after the Maturity Date) of the Loans and all other amounts payable under this Guaranty, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by each Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted by Section 10.7 of the Credit Agreement, each Lender may assign or otherwise transfer its rights under the Credit Agreement, the Notes or any of the other Loan Documents or any interest therein to any Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to the Lender herein or otherwise.

      12. Information. The Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Borrowers such information concerning each Borrower's financial condition or business operations as the Guarantor may require, and that neither the Administrative Agent nor any Lender has any duty at any time to disclose to any Guarantor any information relating to the business operations or financial conditions of the Borrowers.

      13. GOVERNING LAW. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF ALABAMA LOCATED IN BIRMINGHAM, ALABAMA, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

      14. WAIVER OF JURY TRIAL. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THE CREDIT AGREEMENT.

      15. Ratable Benefit. This Guaranty is for the ratable benefit of the Lenders, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

       16. Guarantor Insolvency. Should the Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the right of any Lender granted hereunder, then, the obligations of the Guarantor under this Guaranty shall be, as between the Guarantor and such Lender, a fully-matured, due, and payable obligation of the Guarantor to such Lender (without regard to whether there is a Default or Event of Default under the Credit Agreement or whether any part of the Loans is then due and owing by the Borrowers to such Lender), payable in full by the Guarantor to such Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.


      17. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES
REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized representative as of the date first above written.

                              ___________________________________

                               By________________________________

                                Its______________________________








                               EXHIBIT I

     In order to derive the benefit of Florida law providing exemption from certain documentary stamp taxes and intangible taxes, the parties have agreed that the Notes (a) amend and restate in their entirety and renew those certain notes secured, inter alia, by Florida real property, issued by various borrowers to other lenders who have assigned their interest thereunder to the Administrative Agent (unless previously held by Mortgagee) for the benefit of the Lenders (the "Assigned Notes"), being more particularly described below, and (b) consolidate said Assigned Notes with the new and additional indebtedness represented by this Agreement.
See page 2 of this Exhibit I for a description of the Assigned Notes.



                        Table 1 to Exhibit "I"




   Property     Original    Original    Date of     Original     Outstanding
                Obligor     Obligee       Note      Principal     Principal
                                                    Amount of     Balance of
                                                      Note           Note

1. Anatole    Mid-America    AmSouth
              Apartments      Bank
               , L.P.

2. Paddock   Paddock Club   First Union  June 4,  $15,760,000  $15,607,570.65
   Club      Brandon, A      National     1996       0.00
   Brandon,    Limited       Bank of
   Phase I                   Georgia


3. Paddock   Flournoy        AmSouth     July 15, $14,950,000
   Club      Development      Bank       1997
   Mandarin  Company

4.Paddock     Paddock       Berkshire   August 2,  $8,600,000   $8,402,246.66
  Club        Club          Mortgage      1990
  Tallahassee Tallahassee,  Finance
  Phase I     A Limited     (f/k/a
              Partnership    Krupp
                             Mortgage
                             Corporation)











                               EXHIBIT J
                                   TO
                       REVOLVING CREDIT AGREEMENT


                       CHIEF FINANCIAL OFFICER'S
                  CERTIFICATE OF COVENANT COMPLIANCE


           In accordance with the requirements of the Revolving Credit
Agreement   (the  "Loan  Agreement") between  Mid-America   Apartment
Communities, Inc., and Mid-America Apartments, L.P., and AmSouth Bank, as Administrative Agent, dated March 16, 1998 (the "Agreement"), I do hereby certify as follows (capitalized terms used in this certificate having the meanings defined for them in the Loan Agreement):

                     1. I am the Chief Financial Officer of the Borrower and am duly authorized to execute and deliver this Certificate.

                    2. On and as of the date hereof, the Borrower is in compliance with all the terms and provisions set forth in the Loan Agreement on its part to be observed and performed, and no Event of Default specified in Article Seven of the Loan Agreement, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, exists.

                     3. The attached calculations are true and correct based on the Borrower's unaudited financial statement for the fiscal quarter ended ________, ____.

       Dated:  ________________    _________________________
                                   Simon R.C. Wadsworth
                                   Chief Financial Officer
                                   Mid-America Apartment Communities, Inc.







               Mid-America Apartment Communities
                   Revolving Credit Agreement
                    Debt Covenant Worksheet
                   for Compliance Certificate


                               Quarter    Quarter
                               Ending     Ending     Annualized
                               _________  _________  __________
Total Liabilities
EBITDA-MAA
EBITDA-FDC
EBITDA-Combined
Total Market Value
Total Liabilities/Total
Market Value

Total Development and JV
Investment
As % of Total Market Value


Total Annualized Fixed
Charges
Preferred Dividend
Principal (from below)
Interest
Total Annualized Fixed
Charges
EBITDA/ANNUALIZED FIXED
CHARGES:
Principal
From Mac Schedule
Westside Creek II
FDC
Total Principal


Total Annualized Debt
Service:
Principal
Interest
Total Debt Service
EBITDA/DEBT SERVICE


Tangible Net Worth
Equity
Less Intangibles
Tangible Net Worth


AmSouth Properties only
Adjusted NOI of Mortgaged
Properties
Assumed Debt Service
Adjusted NOI/Assumed Debt
  Service

Dividend Payments
Common Dividend Payment
Preferred Divident Payment
Total Dividend Payment
FFO
FFO + Preferred Dividend
Total Dividends/FFO+Preferred

                                               [Quarter]
      >2.00:1         Debt Service Ratio
      >1.75:1         Fixed Charge Ratio
      >1.0:1.0        Adjusted NOI Ratio
      >$470MM         Net Worth
      <10% MVA        Development &
                      Construction Debt
      <90% FFO        Dividend payout
        <60%          Debt/Total Market
                      Value of Assets


_______________________________
     1/Not earlier than fifth Business Day after execution.
       2/Consent not required if Assignee is a Lender.